UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A

Amendment No. 2
to
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 4, 2009

MAP VI ACQUISITION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52525	43-2114547
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

401 Shippan Avenue
Stamford, CT 06902
Address of Principal Executive Offices
Zip Code

(203) 323-7300
Registrant’s Telephone Number, Including Area Code

With Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

25 Highland Boulevard
Dix Hills, New York, 11746
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment on Form 8-K/A-2 (the “Amendment”) amends the Current Reports for Map VI Acquisition, Inc. on Form 8-K and 8-K/A, as initially filed with the Securities and Exchange Commission on February 5, 2009 and February 6, 2009, respectively (the “Original Reports”).  The purpose of this Amendment is to include the pro forma financial statements as Exhibit 99.1 and to amend the Report of the Independent Registered Public Accounting Firm.  This Amendment is an amendment and restatement of the Original Reports in its entirety in order to provide a complete presentation.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On February 4, 2009, Map VI Acquisition, Inc. (the “Company”), Businesstalkradio.net Acquisitions Corp., a wholly-owned subsidiary of the Company (“Acquisition Sub”), and Businesstalkradio.net, Inc. (“BTRN”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), which closed on February 4, 2009 (the “Closing Date”).  Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into BTRN, which became a wholly-owned subsidiary of the Company (the “Merger”).

At the closing of the Merger, each share of BTRN’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into 72,311,304 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). An aggregate of 72,311,304 shares of the Company’s Common Stock was issued to the holders of BTRN’s common stock.

Pursuant to the terms of the Merger Agreement, the Company assumed all of BTRN’s obligations under BTRN’s outstanding stock. Neither the Company nor BTRN had any other options or warrants to purchase shares of capital stock outstanding at the time of the Merger.

Each of the Company, BTRN and Acquisition Sub provided customary representations and warranties, pre-closing covenants and closing conditions in the Merger Agreement. Breaches of these representations and warranties will be secured by customary indemnification provisions.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Description of Business

We were incorporated in the state of Delaware on November 22, 2006.  Since inception, the Company has been engaged in organization efforts and obtaining initial financing.  The business of the Company was to seek the acquisition of, or merger with, an existing company.  Our board approved the Merger Agreement on January 31, 2009. We filed a registration statement on Form 10-SB with the U.S. Securities and Exchange Commission (the “SEC”) on March 26, 2007, and since its effectiveness, we have focused our efforts to identify a possible business combination.

We are, based on proposed business activities, a "blank check" company. The SEC defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), we also qualify as a “shell company,” because we have no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.

Summary

BTRN is a Delaware corporation which was established in 1988.  BTRN was re-organized in 2002 to produce long-form financial radio programming through network affiliates on a national basis and is a media holding company with five wholly owned subsidiaries, to wit:

•	The Lifestyle TalkRadio Network

•	The Greenwich Broadcasting Corporation

•	BTR West II, Inc.

•	BTR Communications Boston II, Inc.

•	WURP East, Inc.

BTRN’s executive offices are located at 401 Shippan Avenue, Stamford, Connecticut 06902.

RISK FACTORS

RISKS RELATED TO THE BUSINESS AND FINANCIAL CONDITION

Our revenue is substantially dependent on spending and allocation decisions by advertisers, and, seasonality and/or weakening economic conditions may have an impact upon our business.

Substantially all of our revenue is derived from sales of advertisements and program sponsorships to local and national advertisers. Changes in advertisers' spending priorities and allocations across different types of media may affect our results.  We do not obtain long-term commitments from our advertisers and advertisers may cancel, reduce or postpone advertisements without penalty, which could adversely affect our revenue. Seasonal net revenue fluctuations are common in the media industries and are due primarily to fluctuations in advertising expenditures by local and national advertisers.  In addition, advertising revenues in even-numbered years benefit from advertising placed by candidates for political offices. The effects of such seasonality make it difficult to estimate future operating results based on the previous results of any specific quarter and may adversely affect operating results.

Advertising expenditures also tend to be cyclical, reflecting general economic conditions both nationally and locally. Because the Company derives a substantial portion of its revenues from the sale of advertising, a decline or delay in advertising expenditures could reduce the Company’s revenues or hinder its ability to increase these revenues.  Advertising expenditures by companies in certain sectors of the economy, including the housing, automotive, financial and pharmaceutical industries, represent significant portion of the Company’s advertising revenues. Any political, economic, social or technological change resulting in a significant reduction in the advertising spending of these sectors could adversely affect the Company’s advertising revenues or its ability to increase such revenues. In addition, because many of the products and services offered by the Company are largely discretionary items, weakening economic conditions or outlook could reduce the consumption of such products and services and, thus, reduce advertising for such products and services.  Changes in advertisers' spending priorities during economic cycles may also affect our results.

The Company’s success is dependent upon audience acceptance of its content, particularly its radio programs, which is difficult to predict.

Media and radio content production and distribution are inherently risky businesses because the revenues derived from the production and distribution of media content or a radio program, and the licensing of rights to the intellectual property associated with the content or program, depend primarily upon their acceptance by the public, which is difficult to predict. The commercial success of content or a program also depends upon the quality and acceptance of other competing programs released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which are difficult to predict. If te public does not like our programming we may not be able to sell our programming and attract advertisers.

If we receive poor ratings our adverting rates may have to be decreased.

Rating points are also factors that are weighed when advertisers determine outlets to use and in determining the advertising rates that the outlet receives. Poor ratings can lead to a reduction in pricing and advertising revenues.  For example, if there is an event causing a change of programming at one of the Company’s stations, there could be no assurance that any replacement programming would generate the same level of ratings, revenues or profitability as the previous programming.  In addition, changes in rating methodology and technology, such as the rollout of the portable people meter (“PPM”), could adversely impact upon our ratings scores.

We may lose audience share and advertising revenue to our competitors.

Our radio stations and other media properties compete for audiences and advertising revenue with other radio stations and station groups and other media such as broadcast television, newspapers, magazines, cable television, satellite television, satellite radio, outdoor advertising, the Internet and direct mail.  Adverse changes in audience ratings, internet traffic and market shares could have a material adverse effect on our revenue. Larger media companies with more financial resources than we have may enter the markets in which we operate. Other media and broadcast companies may change their programming format or engage in aggressive promotional campaigns to compete directly with our media properties for audiences and advertisers. This competition could result in lower ratings and advertising revenue for us or cause us to increase promotion and other expenses and, consequently, lower our earnings and cash flow.  Changes in population, demographics, audience tastes and other factors beyond our control could also cause changes in audience ratings or market share. Failure by us to respond successfully to these changes could have an adverse effect on our business and financial performance. We cannot assure you that we will be able to maintain or increase our current audience ratings and advertising revenue.

We must respond to the rapid changes in technology, services and standards, in order to remain competitive.

Technological standards across our media properties are evolving and new media technologies are emerging. We cannot assure you that we will have the resources to acquire new technologies or to introduce new services to compete with these new technologies. Several new media technologies are being, or have been, developed, including the following:

•	satellite delivered digital audio radio service, which has resulted in the introduction of several new satellite radio services with sound quality equivalent to that of compact discs;

•	audio programming by cable television systems, direct broadcast satellite systems, Internet content providers and other digital audio broadcast formats; and

•	digital audio and video content available for listening and/or viewing on the Internet and/or available for downloading to portable devices.

We cannot assure you that we will be able to adapt successfully to these new media technologies.

The loss of key personnel, including on-air talent, could disrupt the management and operations of our business.

Our business depends upon the continued efforts, abilities and expertise of our executive officers and other key employees, including on-air personalities. We believe that the combination of skills and experience possessed by our executive officers could be difficult to replace, and that the loss of one or more of them could have a material adverse effect on us, including the impairment of our ability to execute our business strategy. In addition, several of our on-air personalities and syndicated radio programs hosts have large loyal audiences in their respective broadcast areas and may be significantly responsible for the ranking of a station. The loss of such on-air personalities could impact the ability of the station to sell advertising and our ability to derive revenue from syndicating programs hosted by them. We cannot be assured that these individuals will remain with us or will retain their current audiences or ratings.

Our business depends on maintaining our licenses with the FCC. We could be prevented from operating a radio station if we fail to maintain its license.

We are required to maintain radio broadcasting licenses issued by the FCC. These licenses are ordinarily issued for a maximum term of eight years and are renewable. Interested third parties may challenge our renewal applications. In addition, we are subject to extensive and changing regulation by the FCC with respect to such matters as programming, indecency standards, technical operations, employment and business practices. If we or any of our significant stockholders, officers, or directors violate the FCC’s rules and regulations or the Communications Act, or is convicted of a felony, the FCC may commence a proceeding to impose fines or sanctions upon us. Examples of possible sanctions include the imposition of fines, the renewal of one or more of our broadcasting licenses for a term of fewer than eight years or the revocation of our broadcast licenses. If the FCC were to issue an order denying a license renewal application or revoking a license, we would be required to cease operating the radio station covered by the license only after we had exhausted administrative and judicial review without success.

There is significant uncertainty regarding the FCC’s media ownership rules, and such rules could restrict our ability to acquire radio stations.

The Communications Act and FCC rules and policies limit the number of broadcasting properties that any person or entity may own (directly or by attribution) in any market and require FCC approval for transfers of control and assignments of licenses. The FCC’s media ownership rules remain in flux and subject to further agency and court proceedings. The Communications Act and FCC rules and policies also impose limitations on non-U.S. ownership and voting of our capital stock.

The Company Cannot Provide Assurance of Profitability and the Company’s Inability to Manage Growth May Have an Adverse Effect on Its Business

BTRN has been in business since 1999.  Since it reorganization and restructuring, the Company has steadily increased revenues as it has developed its market niche.  The Company has shown continued increasing revenues over the last operating year, however, it cannot provide assurances that profitability will be achieved or if achieved that it will continue into the future.  Over the past year the Company has experienced significant growth, which has placed a strain on resources and will continue to do so in the future. Failure to manage this growth effectively could adversely affect the Company’s profitability.  If the Company is not successful in managing or expanding its operations or maintaining adequate management, financial and operating systems and controls, performance will be adversely affected.

The Company’s Lack of Compliance with Industry Laws and Regulations Could Result in an Adverse Effect to the Company

The Company operates in a highly regulated industry.  Failure of the Company to comply with rules and regulations of various federal, state and local government authorities could lead to significant financial impact.  The Company may not always have been and may not always be in compliance with these requirements.  Failure to comply with these requirements may result in, among other things, class action lawsuits, administrative enforcement actions and civil and criminal liability.

Potential Liability Claims Could Have an Adverse Effect the Company’s Profitability and Growth  and the Company’s Inability to Protect Intellectual Property or Involvement in Litigation Could Adversely Affect the Company’s Business

Although the Company maintains a one million dollar ($1,000,000) liability insurance policy with National Association of Broadcasters Libel/First Amendment Insurance Plan with ($1,000,000) per occurrence, private litigation or governmental litigation is a material liability that could adversely impact Company and the industry in general.  The Company makes every effort to minimize these risks by its internal policies and ensuring proper training of its staff.  The Company is committed to continuing education for both its management team and its employees at all levels.

Aside from a potential liability claims, an accusation or investigation could adversely affect the Company’s profitability simply by its allegation.

The Company has both a Directors and Officers Liability Insurance Plan and a National Association of Broadcasters Libel/First Amendment Insurance Plan with $1MM coverage per occurrence for each.  We monitor and produce shows, and there is always a chance of things being said that could be considered libel.  We run all networks on a seven-second delay, where we can censor all obscenities and questionable statements. The Company feels that we have more than sufficient insurance for these possibilities.

Trademarks and other proprietary rights are important to BTRN’s success and its competitive position.  Although the Company seeks to protect its trademarks and other proprietary rights through a variety of means, it cannot assure that the actions taken are adequate to protect these rights.

BTRN may also license content from third parties in the future and it is possible that it could face infringement actions based upon the content licensed from these third parties.

Potential FCC and Related State and Federal Agencies Infractions Could Have an Adverse Effect the Company’s Business and Profitability

Although the Company receives expert advice from management and consultants regarding complying with FCC regulations, the regulations are very complex and, in some instances, subject to interpretation.  The Company is primarily regulated by the FCC (Federal Communications Commission) which has jurisdiction over granting licenses and monitoring what goes out over the public airwaves.

Licenses are granted to radio stations every ten years.  The basic basis of the FCC license is that the operator of the station serves the needs of the public to which it broadcasts to.  Each radio station does upwards of 40 hours, or more, of community service, which covers the broad spectrum from religious shows to local government shows to local news throughout the day and local sporting events.  The Company maintains a public file documenting all we do, and the public file is available to any person for investigation at any time.  Our two radio networks do not need direct FCC licenses but are responsible to the FCC for content and standards which we adhere to.

The Company Will Need Additional Financing and Failure to Obtain Additional Financing Could Have an Adverse Effect on the Company’s Ability to Continue Operations

The Company intends to fund leasehold improvements, operations and other capital needs for the next twenty-four months substantially from the proceeds of  private placements that the company has conducted , but there can be no assurance that such funds will be sufficient for these purposes. The Company fully anticipates that additional amounts of capital for future expansion, for loan and investment capital and operating costs and working capital will be required.

The Company’s Production Facility and Towers are Leased with Fixed Terms.  A Failure to Renew the Lease by our Landlord Could Force the Company to Relocate and Incur Additional Expenses and Possibly Higher Lease Which Would Result in a Significant Loss of Revenue

The Company’s corporate headquarters are leased under a lease term expiring June, 2016 and, if not renewed by the landlord, the Company could be in a position requiring it to relocate its headquarters. More importantly, the tower sites for the Company’s stations are leased.  In the event that the leases should expire, or otherwise be terminated, the Company would be forced to find new locations that fit into the contour of each radio stations’ signal.  Such relocation could be very expensive and could result in significant loss of revenue, all of which would have a negative impact on its financial condition.

The Company is Dependent on Key Personnel.  If the Company Loses the Services of Certain Key Personnel, it May Inhibit the Future Growth and Success of the Company

The success of the Company is dependent on the efforts and abilities of its current officers and directors.  If the Company was to lose the services of any of its officers and directors before qualified replacements could be obtained, its business could be materially and adversely affected.

The ability of the Company to attract and retain qualified personnel is critical to the operations of the Company.  To date, it has been able to attract and retain sufficient professional employees to meet its needs; however, there can be no assurance that they will be able to do so in the future.  If the Company is unable to employ the qualified employees needed, then the business of the Company could be materially and adversely affected.

RISKS RELATED TO OUR COMMON STOCK

There is currently no trading market for our common stock.  Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business. Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act of 1933, as amended (“Securities Act”) and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”), unless they meet the requirements of Rule 144(i) of the Securities Act.

We have not paid and do not anticipate paying any dividends on our common stock; therefore, our securities could face devaluation in the market.

We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion and for the implementation of our new business plan. Lack of a dividend can further affect the market value of our common stock, and could significantly affect the value of any investment in us.

Penny Stock Regulations

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

·	that a broker or dealer approve a person’s account for transactions in penny stocks; and

·	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

·	obtain financial information and investment experience objectives of the person; and

·
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

·	the basis on which the broker or dealer made the suitability determination; and

·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

DESCRIPTION OF BUSINESS

The following is a description of BTRN’s business:

General

Effective on the Closing Date, pursuant to the Merger Agreement, BTRN became a wholly owned subsidiary of the Company.  The acquisition of BTRN is treated as a reverse acquisition and the business of BTRN became the business of the Company.  BTRN is a Delaware corporation which was incorporated in 1988 and in 1999 emerged from bankruptcy.  BTRN produces long-form financial radio programming through network affiliates on a national basis.  In order to gain a better market presence in the New York City metropolitan area, and, at the time, to consolidate operations to the same location, BTRN purchased WGCH Radio from Greenwich Broadcasting in Greenwich Connecticut for $1.1 MM in June, 2003.  In addition, in order to increase coverage and to penetrate the fast growing financial markets, BTRN purchased KNUU AM in Las Vegas for $3.9 MM and WXBR AM in Brocton, Massachusetts for $1 MM.  Finally, in August, 2007, we consummated the purchase of WURP AM in Pittsburgh for $235,000.

BTRN is a media company, with five subsidiaries, including Lifestyle TalkRadio Network (“Lifestyle”), which, along with BTRN, have a combined total of approximately 1,400 affiliate radio stations as of December 30, 2007.  The affiliate status of the station is contractual.  These affiliates are located throughout the U.S. and other parts of the world. During the fall of 2006, the Company moved and consolidated its corporate offices to Stamford, Connecticut.  The Company maintains 2,500 square feet of space, which we believe to be adequate space for future expansion, on a 10-year lease at below market rents.  We have centralized our business and accounting offices to take advantage of economy of scale situations.  Also during this period, the Company moved WGCH Radio and have equipped and paid for all new state-of-the-art equipment for both WGCH and the two networks.

The Company believes that its unique long-form and short-form programming format is attractive to the radio listening public, particularly, those listeners interested in finance, investing, and the stock market.  BTRN believes that it fills a large void in financial programming that is unique as compared to all broadcasting.  As radio station owners continue to look to reduce operating costs by outsourcing programming, programmers and sponsors pay BTRN to carry their programs to BTRN’s affiliated stations.  The radio stations then remit radio minutes to BTRN for the programming, which BTRN then sells to national advertisers.  BTRN was organized in 1988, and in 1999 emerged from bankruptcy.  In 2002, the present management re-organized and improved the operations of the network.  The company now targets a well-educated audience between the ages of 35-54 by offering programming that features business, financial news, news talk, and lifestyle segments 24 hours a day, seven days a week.  BTRN generally licenses its programming to its 284 affiliated stations of which 46 affiliates are in the top 50 Metro Markets.

The Company generates revenue from the following sources:

•	Sponsorship. BTRN creates and produces programming for the sponsor for a fee.
•	Hosts. Certain hosts pay a fee to BTRN to be carried on the network.
•	National Advertising
•	WGCH and BTRN advertising sales

In 2002, new management developed the business strategy and reorganization and has produced the following results:

•	Sales improved from $1.032 MM in 2001 to $2.5 MM in 2006.
•	Profitability improved to $547 M in 2004.
•	Profitability improved to $805 M and revenues increased to $2.516 MM in 2005.

Closed on KNUU Las Vegas, WXBR Boston and moved the two national networks to Stamford in 2006.  Combined sales for 2007 are projected at $4.5 MM with modest EBITD

In 2008, through a private placement, the Company sold 2,000,000 shares of its common stock and raised $400,000.

 BusinessTalkRadio.Net, Inc

BusinessTalkRadio.Net, Inc. (“BTRN”) creates and produces long-form radio programming pertaining to finance, the economy, investing and the stock market, which is distributed to BTRN’s growing network of national affiliated radio stations.  Programmers and sponsors pay BTRN to carry their programs to BTRN’s affiliated stations as radio station owners continue looking to reduce operating costs by outsourcing programming.  The radio stations then remit radio minutes to BTRN for the programming, which BTRN then sells to national advertisers. BTRN produces 40 original programs that run on the air between 1-3 hours per program.  The programs are then up-linked from the studio to the Starguide Satellite owned by ABC.  BTRN generally receives 12 thirty-second spots every hour to sell advertising.  The programs and the advertisements are then distributed to the affiliates for further distribution.

The Lifestyle TalkRadio Network®

The Lifestyle TalkRadio Network® (“Lifestyle”) is programmed to sell time to programmers in much the same manner as BTRN.  The programs are up-linked from the studio in Stamford, Connecticut to the Starguide Satellite owned by ABC.  Programs run on the air between 24 hours per day.  Lifestyle programming centers on various life issues such as health, entertainment, household hints, etc.  The programs and the advertisements are then distributed to over 1,100 affiliate stations.  This is a new network, less than two years old, that was started and funded by an investment of over $2,000,000 by the IDT Corporation.  With the strength of our female-oriented programming and our strong lifestyle shows, the Company expects significant growth over the next few years.

Lifestyle is programmed to sell time slots to programmers and operates in a manner similar to BTRN.  The programs are up-linked from the studio in Stamford, Connecticut to the Starguide Satellite owned by ABC.  The up-linked programs run on the air 24 hours per day.  Lifestyle programming centers around various life issues such as health, entertainment, household hints, etc.  The programs and advertisements are then distributed to over 1,100 affiliate stations.  This network was started and funded by an investment of over $2 MM by the IDT Corporation.

BTRN and Lifestyle produce 40 original programs combined.  The programs are then up-linked from the studio to the Starguide Satellite owned by ABC.  Programs run on the air between 1-3 hours per program.  BTRN usually gets 12 thirty-second spots per hour to sell advertising.  The programs and the advertisements are then distributed to the affiliates for distribution.

The Company’s other subsidiaries include:

The Greenwich Broadcasting Corporation, a Connecticut corporation (WGCH)

BTRN acquired WGCH on June 18, 2003 for $1.1 MM.  WGCH is a Class C AM station, located in Greenwich, Connecticut, with 1000 watts daytime power and 1490 kHz nighttime power. WGCH reaches Fairfield County which has the largest household family income of any county in the country.  The broadcasting reaches vast segments of Westchester County, New York, and can be heard in Queens, New York, and throughout Long Island.  Once the purchase was completed, BTRN made changes to several programs to include a heavy community orientation and also feature local news and sports.  WGCH is also a time-leasing station.

BTR West, Inc. II, a Nevada Corporation – KNUU

BTRN acquired KNUU in November of 2006 for $3.9 MM.  KNUU is a Class B AM radio station operating with 5000 watts daytime power and 500 watts nighttime power at 970 kHz.  The programming is a mix of business and lifestyle shows.  The commercial signal is low on the radio dial.  This is significant because signals of low dial positions on AM stations tend to exceed the predicted contours and typically cover areas far beyond their published covering maps.  The strategy for KNUU is to generate revenues paid by programmers who want to air their program to the Las Vegas and surrounding areas.  Las Vegas is currently ranked #32 DMA in the United States. Additionally, KNUU has recently entered into a long-term tower lease with the Bureau of Land Management for five new towers that are over 230 feet high.

BTR Communications Boston  II, Inc., a Massachusetts Corporation - WBET (WXBR)

BTRN acquired WXBR in November of 2006 for $1 MM.  WXBR is a Class B AM radio station operating with 5000 watts daytime power and 1000 watts nighttime power at 1460kHz.  WXBR is licensed to the Boston, Massachusetts radio Arbitron Metro, the ninth largest radio station in the US Market.  The Boston programming market includes six counties and 4.6 million people.  WXBR broadcasting covers a significant portion of three of these counties reaching over 3 million people during the day and 864,000 during the evening.  WXBR’s business goal is to develop a strong local presence with news and sports and to also provide programming from BTRN and Lifestyle.  WXBR is physically located in Brockton, Massachusetts, which is a few miles south of Boston.

WURP East, Inc. – a Pennsylvania Corporation

During August of 2007, BTRN acquired the assets of WURP (WLFP), a 2,000 watt daytime power and 4 watt nighttime power, non-directional AM station, licensed to Braddock, Pennsylvania (Pittsburgh).  This station covers the city of Pittsburgh.  The Company purchased this asset for $235 M from Inner City Broadcasting.  There is a construction permit in place to increase the power to 4,000 watts daytime and 100 watts nighttime.  Pittsburgh is the 22nd largest radio market in the country.  WLFP continues to add to our strength of owned and operated stations that broadcast our content and increase our audience share to maintain and increase our national and regional rate card and our sponsorship revenue.

Satellite  Contracts

The Company is a party to a Satellite Service Agreement with ABC Radio Networks, Inc. (“ABC”) in which ABC granted a license to the Company to use satellite transmission time on AMC-8 Transponder 23 in connection with the production and transmission of its programming.

Syndication and Dissemination Contracts

The Company and Lifestyle are parties to contracts with various radio hosts and networks involving the syndication and dissemination of radio programming.  BTRN’s role in dissemination of radio programming involves BTRN providing affiliation functions related to the programming and support the programming with usual and customary marketing and promotional activities typically associated with such program.  BTRN holds the right of final content approval of the programming as it relates to FCC rules and regulations and community standards.   Under the syndication agreements, BTRN gains the exclusive license to syndicate, distribute, sub-distribute and sublicense the program for radio broadcast via terrestrial radio stations and internet broadcast.

PARTY TO AGREEMENT	RADIO PROGRAM PARTY	SUBJECT OF AGREEMENT	TERM OF AGREEMENT	AMOUNT OWED TO COMPANY UNDER CONTRACT
BTRN	United Stations Radio Networks, Inc. (“USRN”)	Syndication by USRN to Lifestyle of the Lou Dobbs Show program.	Three Years	$25,000 + percentage of net revenues
BTRN	Stock Talk Radio, LLC (“STR”)	Dissemination of Stock Talk Radio programming	One Year unless extended	$5,000 per month
Lifestyle	Frankie Boyer, Inc.	Dissemination of The Frankie Boyer Show	One Year unless extended	$250 per week
Lifestyle	The Michael Dresser Show	Dissemination of the Michael Dresser Show	One Yean unless extended	$600 per week
Lifestyle	Overboard Entertainment, Inc.	Dissemination of the World of Boating radio program	One Year unless extended	$350 per week
BTRN	Home Improvement Broadcasting Network	Dissemination of Home Talk Radio Program	One Year unless extended	$500 per week
BTRN	MoneyDots, Inc.	Dissemination of MoneyDots radio program	One Year unless extended	$850 per week
BTRN	Ray Lucia	BTRN will act as the exclusive national syndicator and distributor of “On the Money with Ray Lucia” radio program	Three Years	40% of gross advertising revenue
BTRN	Interstellar Transmissions, Inc.	Dissemination of Sci Fi-Overdrive radio program	One Year unless extended	50% of net advertising revenue
BTRN	Abrams Hospitality Marketing	Dissemination of Travel with Stephanie Abrams radio program	One Year unless extended	$1,000 per month cash; $3,000 per month, barter
BTRN	The Money Channel	Dissemination of The Money Channel’s radio programming	One Year unless extended	$20,000 per month for the first month; $21,000 per month for the second month; $22,000 per month for the remainder of the contract

BTRN	Tribe Media Group	Dissemination of The Big Biz Show	One Year unless extended	$3,000 per week
BTRN	Car Clinic Productions, Inc.	BTRN will broadcast Car Clinic Productions, Inc. programming on its affiliate stations	One Year unless extended	Varied
BTRN	ReissourceLLC	Dissemination of The C.E.O. Show	One Year unless extended	$500 per week
BTRN	Two C, Inc.	Dissemination of ComputerAmerica radio programming	One Year unless extended	$600 per week
BTRN	American Money Management, LLC	Dissemination of The Gabe Wisdom Show	One Year unless extended	$550 per week
BTRN	Taylor Associates, Inc.	Dissemination of the Equity Strategies radio program	One Year unless extended	$475 per week
BTRN	Investor’s Edge	Dissemination of Investor’s Edge radio program	One Year unless extended	$5,200 per month
BTRN	Meet the Planet	Dissemination of Meet the Planet radio program	One Year unless extended	$350 per week
BTRN	Advice for Living, Inc.	Dissemination of Make it Happen with Mel Robbins radio program	One Year unless extended	$1,250 per week
BTRN	JuliDoty.Com, Inc.	Dissemination of Real Estate, Real Advice with Juli Doty radio program	One Year unless extended	$600 per week
BTRN	Pierre Wolfe	Dissemination of the America’s Dining and Travel Program	One Year unless extended	$375 per week
BTRN	Blackhawk Fund	Dissemination of the Blackhawk Radio Network program	One Year unless extended	$500 per week
BTRN	Red Chip Companies, Inc.	Dissemination of the Red Chip Real Radio Program	One Year unless extended	$2,250 per week
BTRN	Overboard Entertainment, Inc.	Dissemination of the Scuba Radio Program	One Year unless extended	$600 per week
BTRN	Excelsior Wealth Group, LLC	Dissemination of TenBagger Ideas radio program	One Year unless extended	50% Revenue Share

MARKETING, ADVERTISING AND DISTRIBUTION

BTRN has positioned its products to compete in many different arenas, by marketing the strengths of our networks and cross-branding and cross-pollinating our different content platforms to listeners and to our radio stations across the country.

The Company focuses its marketing efforts on cross-pollinating our two network platforms and their content throughout the 1,400 radio stations that carry our programming.  We use the Internet and various trade publications to highlight both our shows and their hosts.  We feel very strongly that Las Vegas will become the next center of our industry.  Las Vegas is one of the fastest growing markets in the company with very low unemployment and high growth.  It has become a financial community that has the high demographics that our network affords.  We hope to use the Las Vegas venue as the showcase of many new shows which originate in Las Vegas but can be branded and syndicated throughout the rest of the country.  We hope to use the strength our business shows to create a Money Show platform that will where we will be able to bring thousands of listeners to meet the hosts of the financial shows and to provide the listeners with other financial news and opportunity.   We hope to produce the Money Show at a Las Vegas casino venue where we can bring up to 100 different financial companies to speak and highlight their products and financial services.  We intend to take advantage of our control of the airwaves to further market our networks and their sales effort, whether from creating shows that we directly produce, to using the gorilla marketing approach, to bring new listeners and advertisers to our airwaves.  We strive to reach the highest demographics with every radio station that we directly own and operate.  Currently, our demographics are amongst the highest of any national network in the country.  Our average listener is 35+ in age, married with children, a college graduate plus post graduate work, and an average family income of upwards of $190,000 per year.

WGCH Greenwich 1490, in the Fairfield County, Connecticut market, has one of the highest average family incomes in the country, in excess of $157,000 per year.  Markets, such as Boston and Pittsburgh, also have high demographics at the local level that fit our programming.  Las Vegas offers incredible market growth and will continue to grow for many years to come, as stated in an article written by Henry Brean for the Las Vegas Review-Journal, dated December 5, 2007.

With the cross-pollination and branding of our entire growing network, the Company is able to facilitate many streams of revenue at the national level including advertising agency revenue and direct selling.

INDUSTRY OVERVIEW

Competition

There are eight other radio networks that compete in the syndication arena.  Each one is different and unique upon itself.  Even though some networks might have shows that are similar to ours, none compete directly with us.  Below is a list of the different networks that compete in the syndicated arena for affiliates and distribution of content:

ABC

Air America

ESPN

Dial Global Radio Networks

Premier Radio Network

Talk Radio Network

USA Radio Network

WOR Radio Network

TRADEMARKS

Intellectual Property relating to:

1.           Business TalkRadio Network - a trademark has been granted for Business TalkRadio Network  + design; pursuant to Application No: 75868470 filed February 16, 2005;Copyright in original programming (unregistered).

2.           Lifestyle TalkRadio Network a trademark application is pending for Lifestyle TalkRadio Network + design, pursuant to Application No: 78568521 filed February 16, 2005.  Copyright in original programming (unregistered).

The Company has trademarked and branded, through government patents, the name BusinessTalkRadio.Net, Inc®.  These names are registered in the United States Patent and Trademark Office. The Company, by having ownership of these names, can further create a revenue flow using the licensing of our names on a royalty basis.  This will be developed and explored after the completion of our funding.

The Trademark License extends for 40 years, commencing on the filing date but it will automatically renewed for subsequent 40 year periods provided BUSINESSTALKRADIO.NET, INC.® is not in default or does not materially breach the Trademark License by engaging in any activity which damages the Marks or the goodwill of the system.

OTHER

The following sets forth information with respect to our radio networks.  The Call Letters are registered with the FCC; the Domain Name and the Slogan are not registered

Relating To Greenwich, CT Station:

Call Letters: WGCH (AM)
Domain Name: wgch.com
Slogan “The voice of Greenwich” (unregistered)

Relating to Brockton, MA Station:
Call letters: WXBR(SM)
Domain Name: WXBR1460.com
Slogan: “Full Service Radio for Metro South”
Two-second audio “jingle” of “WXBR”

Relating to Paradise (Las Vegas) NV Station:
Call Letters: KNUU
Tradenames(unregistered):	K-NEWS
Newsradio 970
Domain Name: 970.com

Relating to Pittsburgh, PA Station:
Call Letters: WLFP

LICENSES

Broadcast Licenses:

The following sets forth information with respect to each of our radio stations. The Facility Numbers are filed with the SEC and Remote Pickup refers to the license issued for our remote carrier.

1.	WGCH (AM), Facility No: 65674, Greenwich, CT., File No. BZ-19861107AK,BR-19971128B2; Remote Pickup: KC27759
2.	KNUU (AM), Facility No. 33074, Paradise, NV, File No. BL-2006030AEM; STL: WEF67
3.	WXBR (AM), Facility No. 19631, Brockon, MA, File No. BZ-199812[4AC, BR-20051130ARZ; Remote Pickup KPE571

STUDIOS

Corporate studios are maintained at our facility in Stamford, Connecticut.  All shows, no matter where they originate, broadcast from these studios, for both Lifestyle and BTRN.

During February, 2007, the broadcast facilities of the radio station, WGCH, were moved to a new location in Greenwich, Connecticut.  This new facility has all new state-of-the-art equipment.

Governmental Regulation

Federal Regulation of Radio Broadcasting

The radio broadcasting industry is subject to extensive and changing regulation by the Federal Communications Commission (“FCC”) of ownership limitations, programming, technical operations, employment and other business practices. The FCC regulates radio broadcast stations pursuant to the Communications Act (the “Communications Act”) of 1934, as amended. The Communications Act permits the operation of radio broadcast stations only in accordance with a license issued by the FCC upon a finding that the grant of a license would serve the public interest, convenience and necessity. Among other things, the FCC:

•	assigns frequency bands for radio broadcasting;

•	determines the particular frequencies, locations, operating power, interference standards and other technical parameters of radio broadcast stations;

•	issues, renews, revokes and modifies radio broadcast station licenses;

•	imposes annual regulatory fees and application processing fees to recover its administrative costs;

•	establishes technical requirements for certain transmitting equipment to restrict harmful emissions;

•	adopts and implements regulations and policies that affect the ownership, operation, program content and employment and business practices of radio broadcast stations; and

•	has the power to impose penalties, including monetary forfeitures, for violations of its rules and the Communications Act.

The Communications Act prohibits the assignment of an FCC license, or transfer of control of an FCC licensee, without the prior approval of the FCC. In determining whether to grant or renew a radio broadcast license or consent to assignment or transfer of a license, the FCC considers a number of factors, including restrictions on foreign ownership, compliance with FCC media ownership limits and other FCC rules, the character and other qualifications of the licensee (or proposed licensee) and compliance with the Anti-Drug Abuse Act of 1988. A licensee’s failure to comply with the requirements of the Communications Act or FCC rules and policies may result in the imposition of sanctions, including admonishment, fines, the grant of a license renewal of less than a full eight-year term or with conditions, denial of a license renewal application, the revocation of an FCC license and/or the denial of FCC consent to acquire additional broadcast properties.

Congress, the FCC and, in some cases, local jurisdictions, are considering and may in the future adopt new laws, regulations and policies that could affect the operation, ownership and profitability of our radio stations, result in the loss of audience share and advertising revenue for our radio broadcast stations or affect our ability to acquire additional radio broadcast stations or finance such acquisitions. Such matters include or may include:

•	changes to the license authorization and renewal process;

•	proposals to improve record keeping, including enhanced disclosure of stations’ efforts to serve the public interest;

•	proposals to impose spectrum use or other fees on FCC licensees;

•
changes to rules relating to political broadcasting including proposals to grant free air time to candidates, and other changes regarding political and non-political program content, funding, political advertising rates, and sponsorship disclosures;

•	proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages;

•	proposals regarding the regulation of the broadcast of indecent or violent content;

•	proposals to increase the actions stations must take to demonstrate service to their local communities;

•	technical and frequency allocation matters, including increased protection of low power FM stations from interference by full-service stations;

•	changes in broadcast multiple ownership, foreign ownership, cross-ownership and ownership attribution policies;

•	changes to allow satellite radio operators to insert local content into their programming service;

•	additional public interest requirements for terrestrial digital audio broadcasters;

•	changes to allow telephone companies to deliver audio and video programming to homes in their service areas; and

•	proposals to alter provisions of the tax laws affecting broadcast operations and acquisitions.

The FCC also has adopted procedures for the auction of broadcast spectrum in circumstances where two or more parties have filed mutually exclusive applications for authority to construct new stations or certain major changes in existing stations. Such procedures may limit our efforts to modify or expand the broadcast signals of our stations.

We cannot predict what changes, if any, might be adopted or considered in the future, or what impact, if any, the implementation of any particular proposals or changes might have on our business.

FCC License Grants and Renewals.   In making licensing determinations, the FCC considers an applicant’s legal, technical, financial and other qualifications. The FCC grants radio broadcast station licenses for specific periods of time and, upon application, may renew them for additional terms. A station may continue to operate beyond the expiration date of its license if a timely filed license renewal application is pending. Under the Communications Act, radio broadcast station licenses may be granted for a maximum term of eight years.

Generally, the FCC renews radio broadcast licenses without a hearing upon a finding that:

•	the radio station has served the public interest, convenience and necessity;

•	there have been no serious violations by the licensee of the Communications Act or FCC rules and regulations; and

•	there have been no other violations by the licensee of the Communications Act or FCC rules and regulations which, taken together, indicate a pattern of abuse.

After considering these factors and any petitions to deny a license renewal application (which may lead to a hearing), the FCC may grant the license renewal application with or without conditions, including renewal for a term less than the maximum otherwise permitted. Historically, our licenses have been renewed without any conditions or sanctions imposed; however, there can be no assurance that the licenses of each of our stations will be renewed for a full term without conditions or sanctions.

Types of FCC Broadcast Licenses.   The FCC classifies each AM and FM radio station. An AM radio station operates on either a clear channel, regional channel or local channel. A clear channel serves wide areas, particularly at night. A regional channel serves primarily a principal population center and the contiguous rural areas. A local channel serves primarily a community and the suburban and rural areas immediately contiguous to it. Class A, B and C radio stations each operate unlimited time. Class A radio stations render primary and secondary service over an extended area. Class B radio stations render service only over a primary service area. Class C radio stations render service only over a primary service area that may be reduced as a consequence of interference. Class D radio stations operate either daytime hours only, during limited times only, or unlimited time with low nighttime power.

FM class designations depend upon the geographic zone in which the transmitter of the FM radio station is located. The minimum and maximum facilities requirements for an FM radio station are determined by its class. In general, commercial FM radio stations are classified as follows, in order of increasing power and antenna height: Class A, B1, C3, B, C2, C1, C0 and C. The FCC has adopted a rule requiring Class C FM stations that do not satisfy a certain antenna height requirement to an involuntary downgrade in class to Class C0 under certain circumstances.

Insurance

We maintain Directors and Officers/Employment Practices Liability coverage with Oakbridge Insurance Services for up to $1,000,000, Policy Number 14-MGU-07-A15445.

We maintain the following insurance coverage through the The Hartford Insurance Company: Fire Insurance, Policy Number 31 SBA PD 1708SB; Commercial Automobile Insurance, Policy Number 31 UEC UE6183 DW; and Workers Compensation and Employers Liability Policy, Policy Number 31 WEC KM0180.

We maintain a National Association of Broadcasters Libel/First Amendment Insurance Plan with National Casualty Company, Policy Number LS 744674.

We maintain  Health Insurance Programs with Oxford Health Plans, Blue Cross Blue Shield of Massachusetts, The Health Plan of Nevada and Sierra Health & Life Insurance Co., Inc.

Employees

BTRN currently has 61 full and part-time employees, and will be hiring additional personnel as required to maintain the sales and production growth forecasted.  The Company’s employees are categorized as follows:

Management (10)

Research and Development (0)

Supporting staff (38)

Manufacturing staff (0)

PROPERTIES

Description of Property

CORPORATE HEADQUARTERS

In the fall of 2006, the Company moved and consolidated its corporate offices to 401 Shippan Avenue, Stamford, Connecticut 06902.    The company maintains 2,500 square feet on a 10 year lease on favorable terms.  The current Corporate Headquarters provides sufficient room for the Company to grow and we have centralized our business and accounting offices.

Leased Premises

Lessor	Location	Term	Rent Per Year*
Osrock Partnership	401 Shippan Avenue, Stamford, CT 06902	10 Years	$50,092

Harrison Management Company	71 Lewis Street, Greenwich, CT	10 Years	$61,719

Majorie Rowe of 1287 Rockrimmon Road	Tower, Greenwich, CT	3 Years	$45,500

Tropicana Office Investments, LLC	4343 Von Karman Avenue, Ste.150, Newport Beach, CA 92660	10 Years	$55,180

K-News Broadcasting, Inc.	Mount Diablo Meridian, Nevada	17+Years	$18,000

C&F Partnership	21 Yost Boulevard, Braddock Hills, PA	5 Years	$15,600

Enterprise Publishing Company	60 Main Street, 3rd Floor, Brockton, MA	4 Years	$14,223

*Where the rent per year varied, the average rent per year over the course of the term of the contract was used.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management and field personnel with experience in oil and gas exploration;
•	Our ability to raise capital when needed and on acceptable terms and conditions;
•	The intensity of competition; and
•	General economic conditions.
•
•      All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Overview

 BusinessTalkradio.net, Inc. (“BTRN” or the “Company”) is a Delaware corporation which was originally incorporated in Pennsylvania in 1999, reincorporated in Delaware as BusinessTalkradio.com, Inc. and then merged with BusinessTalkradio.net, Inc. in April 2003. BTRN is a media holding company that is primarily engaged in radio programming in Connecticut, New York, Nevada, Massachusetts and Pennsylvania through its wholly-owned subsidiaries, The Greenwich Broadcasting Corporation and BTR Greenwich, Inc (“GBC”), The Lifestyle Talk Radio Network, Inc. (“Lifestyle”), BTR West, Inc. and BTR West II, Inc. (“West”), BTR Communications Boston, Inc. (“BTR Boston”) and BTR Communications Boston II, Inc. (“Boston”) and WLFP, Inc. and WLFP East, Inc. (“WLFP”). BTRN owns the radio network, Lifestyle TalkRadio Network (“Lifestyle”), which together with BTRN has a combined total of approximately 1,400 affiliate radio stations as of February 4, 2009.

Results of Operations

The following tables set forth key components of the results of operations of BTRN and its subsidiaries for the periods indicated, both in dollars and as a percentage of our net sales.

NINE MONTHS ENDED SEPTEMBER 30, 2008 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 2007

The following table summarizes the results of our operations during the nine-month periods ended September 30, 2008 and September 30, 2007.

Description	Nine Months ended September 30, 2008 (unaudited) ($)	Nine Months ended September 30, 2007 (unaudited) ($)

Revenue	2,613,897	2,878,204

Total Operating Expenses	3,841,545	4,253,044

General and Administrative	3,307,714	3,794,344

Depreciation and Amortization	533,831	458,700

Operating Income/(Loss)	(1,227,648)	(1,374,840)

Net Loss	(1,194,062)	(1,345,053)

Revenues

Revenue decreased $264,307 or 9.18%, to $2,613,897 for the nine months ended September 30, 2008 from $2,878,204 for the same period in 2007.  This decrease was mainly attributable to general economic decline in the industry and an increase in our direct competition.

Total Operating Expenses

Total Operating Expenses decreased by $438,499 or 10.31% to$3,814,545 for the nine months ended September 30, 2008 from $4,253,044 for the same period in 2007.  The decrease was mainly attributable to a decrease in our overhead, including a reduction in consulting fees, salaries and telephone expense.

General and Administrative

General and Administrative expenses decreased $486,630 or 12.83% to $3,307,714 for the nine months ended September 30, 2008 from $3,794,344 for the same period in 2007.  The decrease was mainly attributable to a general decrease in our overhead expenditures.

Depreciation and Amortization

Depreciation and Amortization expenses increased $75,131 or 16.38% to $533,831for the nine months ended September 30, 2008 from $458,700 for the same period of 2007.  The increase was primarily attributable to higher property and equipment values that were subject to depreciation in 2008 versus 2007, which generated a higher depreciation expense for the three months ended September 30, 2008.

Operating Loss

Operating Loss decreased $147,192 or 12% to $(1,227,648) for the nine months ended September 30, 2008 from $(1,374,840) for the same period in 2007.  The decrease was mainly attributable to reductions in telephone and consulting expenses for the nine months ended September 30, 2008.

Net Loss

Net Loss decreased $150,991 or 11.22% to $(1,194,062) for the nine months ended September 30, 2008 from $(1,345,053) for the same period in 2007.  The decrease in net loss was due to the sale of two subsidiaries “WBZB” and “WLFT”.    The Company incurred net losses on both subsidiaries during 2007 that were not incurred during 2008.

Liquidity and Capital Resources

We have historically met our liquidity requirements from a variety of sources, including the sale of equity and debt securities to related parties and institutional investors. Based on our strategy and the anticipated growth in our business, we believe that our liquidity needs will increase. The amount of such increase will depend on many factors, including the costs associated with the fulfillment of our projects, whether we upgrade our technology, and the amount of inventory required for our expanding business.

Cash and Cash Equivalents. As of September 30, 2008, we had cash and cash equivalents of $(29,309), as compared to cash and cash equivalents of $52,726 as of December 31, 2007.

Net Cash Used In Operating Activities. Net cash used in operating activities totaled $(589,417) for the nine months ended September 30, 2008, as compared to $(577,272) for the nine months ended September 30, 2007. This increase in net cash used of approximately $12,000 was primarily attributable to increases in expenses associated with depreciation, amortization and deferred interest approximately $720,000 that were offset by  general decreases in operating assets and liabilities, including other current liabilities, deferred revenue, other assets and prepaid expenses, of approximately $708,000.

Net Cash Used in Investing Activities. Net cash used in investing activities totaled $(42,000) during the nine months ended September 30, 2008, as compared to net cash provided by investing activities of $80,957 during the nine months ended September 30, 2007. Cash used in investing activities during the nine months ended September 30, 2008 was comprised of payments made of $42,000 in connection with the acquisition of a subsidiary. For the nine months ended September 30, 2007, our net cash provided by investing activities was comprised of proceeds of $338,000 from the release of escrow that were offset by payments made in connection with the purchase of property and equipment and intangible assets of approximately $257,000.

Net Cash Provided By Financing Activities. Net cash provided by financing activities totaled $549,381 during the nine months ended September 30, 2008, as compared to net cash provided by financing activities of $491,000 during the nine months ended September 30, 2007. Net cash provided by financing activities for the nine months ended September 30, 2008 were derived from $480,000 in net proceeds received from the issuance of common stock and $254,000 in net proceeds from other notes payable and officer loans.  These were offset by repayments of approximately $184,000 toward the bank and officer loans.  Net cash provided by financing activities for the nine months ended September 30, 2007 were derived from $647,000 in proceeds received from the issuance of common stock and $60,000 in proceeds from other notes payable that were offset by repayments of $216,000 toward the bank and officer loans.

THREE MONTHS ENDED SEPTEMBER 30, 2008 COMPARED WITH THREE MONTHS ENDED SEPTEMBER 30, 2007

Description	Three Months ended September 30, 2008 (unaudited) ($)	Three Months ended September 30, 2007 (unaudited) ($)

Revenue	785,181	976,430

Total Operating Expenses	1,271,206	1,379,043

General and Administrative	1,093,264	1,226,532

Depreciation and Amortization	177,943	152,511

Operating Income/(Loss)	(486,025)	(402,613)

Net Loss	(474,324)	(501,203)

Revenue

Revenue decreased $194,249 or 19.59%, to $785,181 for the three months ended September 30, 2008 from $976,430 for the same period in 2007.  This decrease was mainly attributable to an increase in competition and general decrease in the volume of sales.

Total Operating Expenses

Total Operating Expenses decreased $107,837 or 7.82% to $1,271,206 for the three months ended September 30, 2008 from $1,379,043 for the same period in 2007.  The decrease was mainly attributable to lower salary and consulting fees incurred for the three months ended September 30, 2008 as a result of the decrease in sales.

General and Administrative

General and Administrative Expenses decreased $133,268 or 10.52% to $1,093,264 for the three months ended September 30, 2008 from $1,266,532 for the same period in 2007.  The decrease was mainly attributable to lower salary and consulting fees incurred for the three months ended September 30, 2008 as a result of the lower sales.

Depreciation and Amortization

Depreciation and Amortization increased $25,432 or 16.68% to $177,943 for the three months ended September 30, 2008 from $152,511 for the same period in 2007.  The increase was primarily attributable to higher property and equipment values that were subject to depreciation in 2008 versus 2007 which generated a higher depreciation expense for the three months ended September 30, 2008.

Operating Loss

Operating Loss increased $83,412 or 20.72% to $(486,025) for the three months ended September 30, 2008 from $(402,613) for the same period in 2007.  The increase was primarily attributable to lower revenues and higher depreciation.

 Net Loss

Net Loss decreased $26,879 or 5.36% to $(474,324) for the three months ended September 30, 2008 from $(501,203) for the same period in 2007.  The decrease was primarily due to reductions in salaries, consulting fees and telephone expenses during the three months ended September 30, 2008 versus the three months ended September 30, 2007.

 THE FISCAL YEAR ENDED DECEMBER 31, 2007 AND THE FISCAL YEAR ENDED DECEMBER 31, 2006

Description	Fiscal Year ended December 31, 2007 (audited) ($)	Fiscal Year ended December 31, 2006 (audited) ($)

Revenue	4,234,815	3,778,491

Total Operating Expenses	5,496,118	4,937,124

General and Administrative	4,686,345	4,712,801

Depreciation and Amortization	684,740	224,323

Operating Income/(Loss)	(1,261,303)	(1,158,633)

Net Loss	(2,293,676)	(1,208,550)

Revenue

Revenue increased $456,324 or 12.08% to $4,234,815 for the year ended December 31, 2007 from $3,778,491 for the same period in 2006.  The increase was mainly attributable to the revenues with the operations of the two subsidiaries acquired at the end of 2006, West and Boston. The Company reported twelve months of revenue in 2007 for both subsidiaries versus only two months in 2006.

 Total Operating Expenses

Total Operating Expenses increased $558,994 or 11.32% to $5,496,118 for the year ended December 31, 2007 from $4,937,124 for the same period in 2006.  The increase was mainly attributable to depreciation expense associated with the assets acquired from the West and Boston subsidiaries at the end of 2006.   As noted below, the depreciation expense increased $406,417 from December 31, 2006 to December 31, 2007 as a result of the increase in depreciable assets.  In addition, the Company also recognized $125,033 in expense related to the loss on disposal of property and equipment for the year ended December 31, 2007.

General and Administrative

General and Administrative Expenses decreased $26,456 or .56% to $4,686,345 for the year ended December 31, 2007 from $4,712,801 for the same period in 2006.  The decrease was mainly attributable to reduction in legal fees and consulting expenses.

Depreciation and Amortization

Depreciation and Amortization increased $460,417 or 205.47% to $684,740 for the year ended December 31, 2007 from $224,323 for the same period in 2006.  The increase was attributable to additional depreciation expense associated with the assets acquired during the acquisition of the West and Boston subsidiaries near the end of 2006.  As a result, the Company incurred twelve months of such expenses in 2007 as compared to only two months of expenses in 2006.

Operating Loss

Operating Loss increased $102,670 or 8.86% to $(1,261,303) for the year ended December 31, 2007 from $(1,158,633) for the same period in 2006.  The increase was mainly attributable to the net operating expenses exceeding the associated revenues for the two subsidiaries acquired at the end of 2006.

Net Loss

Net Loss increased $1,085,126 or 90% to $(2,293,676) for the year ended December 31, 2007 from $(1,208,550) for the same period in 2006.  The increase was mainly attributable to additional interest expense of $836,509 incurred with respect to long term debt during 2007.  This increase was also attributed to expenses incurred with respect to the discontinuation of marketing agreements and other trade related expenses which totaled $446,123 as of December 31, 2007 versus $147,275 of trade related expenses as of December 31, 2006.

Liquidity and Capital Resources

We have historically met our liquidity requirements from a variety of sources, including the sale of equity and debt securities to related parties and institutional investors. Based on our strategy and the anticipated growth in our business, we believe that our liquidity needs will increase. The amount of such increase will depend on many factors, including the costs associated with the fulfillment of our projects, whether we upgrade our technology, and the amount of inventory required for our expanding business.

Cash and Cash Equivalents. As of December 31, 2007, we had cash and cash equivalents of $52,726, as compared to cash and cash equivalents of $202,182 as of December 31, 2006.

Net Cash Used In Operating Activities. Net cash used in operating activities totaled $(946,188) for the year ended December 31, 2007, as compared to $(951,713) for the year ended December 31, 2006. This decrease of $(5,525) was primarily attributable to increases in deferred interest, depreciation and amortization associated with the Company’s acquisitions of approximately $568,000 offset by changes in the operating assets and liabilities of $573,525.

Net Cash Used in Investing Activities. Net cash used in investing activities totaled $(402,575) during the year ended December 31, 2007, as compared to net cash used in investing activities of $(838,512) during the year ended December 31, 2006. Cash used in investing activities during the year ended December 31, 2007 was comprised of approximately $(177,575) used toward the purchase of property and equipment and $(225,000) that was paid out toward the acquisition of two subsidiaries.  For the year ended December 31, 2006, our net cash used in investing activities was comprised of $(717,712) used toward the purchase of property, equipment and construction in progress and $(120, 800) toward the purchase of an intangible asset.

Net Cash Provided By Financing Activities. Net cash provided by financing activities totaled $1,199,307 during the year ended December 31, 2007, as compared to net cash provided by financing activities of $1,923,075 during the year ended December 31, 2006. Net cash used in investing activities for the year ended December 31, 2007 was derived from $1,280,000 in net proceeds from the issuance of stock, proceeds of $202,000 from bank or other loans offset by the repayment of $(272,693) toward bank loans.  For the year ended December 31, 2006, net cash used in investing activities was derived from net proceeds from the sale of stock of $1,868,087 and $54,988 in proceeds from a bank loan.

Our auditors, in their report dated July 25, 2008, have expressed substantial doubt about our ability to continue as going concern. The Company has incurred losses since inception and expects to incur losses for the foreseeable future. For the fiscal year ended December 31, 2007 the Company incurred net losses of $2,293,676, and as of September 30, 2008, the Company had an accumulated deficit of $7,436,120. These factors raise substantial doubt about the Company's ability to continue as a going concern. The continuation of future operations are dependent upon the Company's ability to obtain additional debt or equity financing and its ability to generate revenues sufficient to continue pursuing its business purposes.

Critical Accounting Policies

The preparation of financial statements in conformity with US GAAP requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any.  We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Revenue recognition

The Company recognizes revenues in accordance with the guidance in the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104. Revenue is recognized when persuasive evidence of an arrangement exists, when the selling price is fixed or determinable, when delivery of services occurs and when collection is probable.

Radio broadcasting revenue is generally billed monthly and is recognized as airtime advertisements or programs are broadcast and when collection is reasonably assured.  Revenue for broadcasting advertising is recognized ratably over the term of the contract. Advertising revenue is reported net of agency commissions. Agency commissions are calculated based on a stated percentage applied to gross billing revenue for the Company’s broadcasting.  Payments received in advance of being earned are recorded as deferred income.

Barter transactions represent the exchange of airtime or display space for merchandise or services. These transactions are generally recorded at the fair market value of the airtime or display space or the fair value of the merchandise or services received. Revenue is recognized on barter and trade transactions when the advertisements are broadcasted or displayed. Expenses are recorded ratably over a period that estimates when the goods or service received is utilized or the event occurs. If commercials are broadcast before the goods or services are received then a trade sales receivable is recorded. If goods or services are received before the broadcast of commercials then a trade sales payable is recorded.

Accounts receivable

Accounts receivable consists primarily of uncollected amounts due from advertisers for the sales of advertising airtime.  The amounts are net of advertising agency commissions and an allowance for doubtful accounts.  Advertisers are generally invoiced monthly after the commercials are broadcast.

All customers are subject to credit review, which determine future credit policies.  In the ordinary course of business the Company provides credit to customers under standard terms without collateral.  A receivable is considered past due if payments have not been received within the agreed upon invoice terms.  The Company’s policy is to generally not charge interest on trade receivable after invoice becomes past due.  Uncollectible accounts are written off based upon management’s periodic analysis of past due accounts based on contract terms.

Company utilizes the allowance method of accounting for doubtful accounts. This provision for estimated losses on accounts receivable is based on prior bad debt experience and a review of existing customer receivables.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as they are incurred.

Income Taxes

The Company provides for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No. 109 using an asset and liability based approach. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes.

SFAS No. 109 requires the Company to recognize income tax benefits for loss carry forwards that have not previously been recorded. The tax benefits recognized must be reduced by a valuation allowance if it is more likely than not that loss carry forwards will expire before the Company is able to realize their benefit, or that future deductibility is uncertain. For financial statement purposes, the deferred tax asset for loss carry forwards has been fully offset by a valuation allowance since it is uncertain whether any future benefit will be realized.

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized thereon.  Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.  The range of estimated useful lives to be used to calculate depreciation for principal items of property and equipment are as follow:

Asset Category	Depreciation/ Amortization Period

Office equipment	5 Years

Office furniture and fixture	7 Years

Leasehold improvement	10 Years

Intangible Assets

The Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142), effective July 1, 2002. Goodwill represents the excess of cost over fair value of net assets acquired through the purchase of the subsidiaries’ stock.  Intangibles assets includes, Federal Communications Commission “FCC” broadcast licenses and loan fees.  The Company conducts an annual analysis using the direct valuation technique to determine the fair value of the FCC broadcast licenses. The loan fees are amortized on a straight-line basis over the three year life of the loan.  The Company assess the recoverability of the unamortized balance of their intangible assets when indicator of impairment are presented based on expected future profitability and undiscounted expected cash flows and their contribution to our overall operation.  Should the review indicate the carrying value in not fully recoverable, the excess of the carrying value over the fair value of the intangible assets would be recognized as an impairment loss.  No impairment was recorded for the quarter ended September 30, 2008.

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144), such as property and equipment and purchased intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Intangible assets are tested for impairment annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  There were no events or changes in circumstances that necessitated a review of impairment of long lived assets as of September 30, 2008.

The Company performs its annual impairment test for its FCC licenses and permits using a direct valuation technique as prescribed by the Emerging Issues Task Force (“EITF”) Topic D-108, Use of the Residual Method to Value Acquired Assets Other Than Goodwill (“D-108”). Certain assumptions are used under the Company’s direct valuation technique, including market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up cost and losses incurred during the build-up period, the risk adjusted discount rate and terminal values. The Company utilizes a third party valuation firm, to assist the Company in the development of these assumptions and the Company’s determination of the fair value of its FCC licenses and permits. As of September 30, 2008 there was no impairment charges recorded for these licenses.

Loan Fees

The costs related to the issuance of debt are capitalized and accounted for as interest expense using the effective interest method over the life of the related debt.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

The carrying amounts of the Company’s financial instruments, including cash, accounts payable and accrued liabilities, income tax payable and related party payable approximate fair value due to their most maturities.

Effects of Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.  However, our management will closely monitor the price change and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Recent Accounting Pronouncements

In June 2008, the FASB issued FSP Emerging Issues Task Force (“EITF”) Issue No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” The FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The FSP affects entities that accrue dividends on share-based payment awards during the awards’ service period when the dividends do not need to be returned if the employees forfeit the award. This FSP is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of FSP EITF 03-6-1 on its consolidated financial position and results of operations.

In June 2008, the FASB ratified EITF Issue No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock" (EITF 07-5).  EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions.  It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation.  EITF 07-5 is effective for fiscal years beginning after December 15, 2008.  The Company is currently assessing the impact of EITF 07-5 on its consolidated financial position and results of operations.

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) Opinion No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion.  The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer's nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized.  The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations.  The FSP requires retrospective application to the terms of instruments as they existed for all periods presented.  The FSP is effective for fiscal years beginning after December 15, 2008 and early adoption is not permitted.  The Company is currently evaluating the potential impact of FSP APB 14-1 upon its consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (FAS No.162).  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles".  The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

In April 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position on Financial Accounting Standard (“FSP FAS”) No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The Company is currently evaluating the potential impact of FSP FAS No. 142-3 on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133”, (SFAS 161). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS No. 161 on January 1, 2009. The Company has no derivative or hedging instruments at this time and does not anticipate that its adoption of SFAS 161 will have an impact on its consolidated financial statements.

In February 2008, the FASB issued FSP FAS No. 157-2, “Effective Date of FASB Statement No. 157”. This FSP delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of adoption is not expected to be material to the Company’s consolidated financial condition or results of operations.

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations” (SFAS 141(R)).  This Statement replaces the original SFAS No. 141.  This Statement retains the fundamental requirements in SFAS No. 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of SFAS No. 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS No. 141(R) establishes principles and requirements for how the acquirer:

a.	Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.

b.	Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.

c.	Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS No. 141(R) will have on its consolidated results of operations and financial condition.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (SFAS No. 160).  This Statement amends the original Accounting Review Board (ARB) No. 51 “Consolidated Financial Statements” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date.  The Company is unable at this time to determine the effect that its adoption of SFAS No. 160 will have on its consolidated results of operations and financial condition.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115” (SFAS No. 159), which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that the election of this fair-value option will have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and has been adopted by the Company in the first quarter of fiscal year 2008. The Company is unable at this time to determine the effect that its adoption of SFAS No. 157 will have on its consolidated results of operations and financial condition.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" (SFAS No. 154), which replaces Accounting Principles Board (APB) Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS No. 154 in the first quarter of fiscal year 2007 and it did not have a material impact on its consolidated results of operations and financial condition.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock (1) by each person who is known by us to beneficially own more than 5% of Common Stock, (2) by each of the officers and directors; and (3) by all of the officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o BTRN 401 Shippan Avenue, Stamford, Connecticut 06902

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)		PERCENTAGE OF COMMON STOCK (2)

Michael L. Metter	Common Stock	8,458,676	(6)	11.70

Joy Marshall	Common Stock	45,000		*

Jeff Weber	Common Stock	460,000	(3)	*

Michael Pisani	Common Stock	23,798,258	(5)	32.91

Frank Lazauskas(4)	Common Stock	7,266,668		10.05

William Purcell	Common Stock	250,000		*

FJL Enterprises, Inc.(4)	Common Stock	5,166,668		7.15

Officers and Directors As A Group ( 6 persons)	Common Stock	40,78,602		55.70

*less than 1%

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 4, 2009 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based upon 72,311,304shares of common stock outstanding as of February 4, 2009.

(3) 20,000 shares of Common Stock held by Jeff Weber held i/t/f Mark Weber.

(4) Frank Lazauskas holds investment or dispositive power over the shares held by FJL Enterprises, Inc. and holds investment or dispositive power over 300,000 shares held by TNJ Enterprises, Inc.

(5) 1,000,000 shares held indirectly through spouse, Sheldon Pisani.

(6) Includes 25,000 shares held through spouse, Debra Lanava.  Mr. Metter disclaims ownership of these shares.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

In connection with the change of control of the Company described in Item 5.01 of this Current Report, Steve Moskowitz, has resigned as President and we have appointed the following individuals as officers of the Company.

Name:	Age	Title
Michael Metter	57	President/Chief Executive Officer
Jeff Weber	55	Executive Vice President
Joy Marshall	45	Chief Financial Officer

Eleven days after the Company files a Schedule 14-f with the Security and Exchange Commission pertaining to the appointment of new directors, the following individuals shall become members of the Company’s board of directors.

Name	Age	Position
Michael Metter	57	Chairman of the Board
Michael Pisani	66	Director
Frank Lazauskas	48	Director
William Purcell	66	Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

Currently, directors receive 50,000 shares of our Common Stock per year in consideration for their services. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Below are the names and certain information regarding the Company’s officers and directors:

MICHAEL L. METTER– PRESIDENT/CEO

Mr. Metter has held the position of President and CEO since June, 2002.  He currently consults to a broad range of businesses, including IT communications and media businesses, on mergers, acquisitions, restructuring, financing and other matters.  From October 1998 to February 2001, Mr. Metter was a principal of Security Capital Trading, Inc., and was a principal at Madison Capital from September 1997 to October 1998. Mr. Metter was President of First Cambridge Securities from October 1993 to August 1997.  From April 2001 to December 2006, Mr. Metter was President of R.M. Enterprises International, Ltd.  After a merger of a division of R.M. Enterprises International, Ltd. into Azurel, Ltd. in October 2002, Mr. Metter became President and COO of Azurel.  He resigned as President in February 2003 and later resigned from the position of COO, which he held from February 2003 until June 28, 2003 He is also Chairman of Tiburon Capital Group and D.L. Investments, both of which are privately held holding investment corporations.  Mr. Metter was a Director for Solar Thin Films (SLTN), a public company, formally American United Global, from May, 2004 to April, 2007, and has been the CEO for Spongetech Delivery Systems (SPNG) since February 2001.  He has served as Director of Western Power & Equipment Corporation (WPEC) since February 11, 2003.  During the 80’s, after leaving the Retail Industry, Mr. Metter started his career at D.H. Blair, where he rose to Executive Vice President.  During that period, Mr. Metter owned Metter Broadcasting, a group of four radio stations that, ultimately, merged into Sage Broadcasting.  Sage Broadcasting went public in 1991 and was sold to a division of General Electric during 1995.  Sage Broadcasting, at its peak, had 22 radio stations throughout the United States.

Mr. Metter has an undergraduate degree of Business Administration from Adelphi University (BBA ’73) and a Master of Business Administration in Finance, with a minor in Consumer Psychology, also from Adelphi University (MBA ’75).

As President and CEO of the parent Company, Mr. Metter is responsible for the day-in and day-out overall running of the business.  His responsibilities include overseeing all financial commitments and responsibilities, besides setting the long-term goals and mission of the business.

JEFF WEBER -EXECUTIVE VICE-PRESIDENT

Mr. Weber serves as Executive Vice President of the Network.  He has more than 30 years of experience in the radio industry, including 20 as a general manager in markets including Albany, NY.  In addition, he has owned stations in Logan, Utah and Amsterdam, New York. From 1999 to 2001, he worked as a local sales manager for WTTS-FM and WGCL-AM in Indianapolis.  From 2001 to 2002, he worked as General Sales Manager for WZBA-FM in Baltimore.  Mr. Weber managed two radio properties for Metter Broadcasting/Sage Broadcasting from 1985 to 1987. His background also includes several years as a program director in the early part of his career.  He is currently a member of the Broadcast Cable Financial Management Association.

Mr. Weber is primarily responsible for the day-in day-out operations of both the networks and the four radio stations.

JOY MARSHALL- CHIEF FINANCIAL OFFICER

Ms. Marshall is the Business Manager and Chief Financial Officer of the Company. Mr. Marshall worked with Westinghouse Broadcasting from 1986-1992 and Odyssey Communications/Big City Radio Inc. from 1992-2002.  Ms. Marshall joined Greenwich Broadcasting Corporation in January, 2003 which was acquired by BTRN in June, 2003.  Ms. Marshall’s responsibilities include Human Resources, Payroll, Accounts Payable and Receivable, and all other accounting functions.

FRANK LAZAUSKAS- DIRECTOR

Mr. Lazauskas has been the President of FJL Enterprises, Inc. and TNJ Enterprises, Inc. since he formed them in 1999 and 1997, respectively.  FJL Enterprises, Inc. and TNJ Enterprises, Inc. own and operate eight Dominos Pizza Stores.  Mr. Lazauskas received his B.A> in Mathematics from Central Connecticut State University in 1983.

WILLIAM PURCELL- DIRECTOR

Mr. Purcell graduated from Princeton University in 1964 and from New York University Graduate School of Business in 1966.  Since 2001, Mr. Purcell has been the Senior Director of Seale and Associates, an investment banking firm in Arlington, Virginia and has been an expert witness for a number of law firms with regard to investment banking/financial-oriented litigation issues.

MICHAEL PISANI- DIRECTOR

Mr. Pisani received his B.A. from DePauw University in 1965 and did his post-graduate work at New York University.  He began his career as a broker in 1966 with Steven Rothschild & Co., New York, and later a partner of that firm in 1969.  In 1978 he became a partner of Spear, Leeds & Kellogg, thereafter becoming President and Chairman of its subsidiary, Troster, Singer & Co.  Upon his retirement in 1983, he has been a private investor and consultant to many small-cap companies

Family Relationships - None

Board Committees

The Company currently has not established any committees of the Board of Directors.

Code of Ethics

The Company currently has not adopted a written code of ethics.

There is no arrangement or understanding between or among our officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current Board of Directors.

Our directors and executive officers have not, during the past five years:

•	had any bankruptcy petition foiled by or against any business of which was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,
•	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding,
•
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

AUDIT COMMITTEE FINANCIAL EXPERT

Our board of directors currently acts as our audit committee.  Because we only recently consummated the Share Exchange Agreement, our board of directors is still in the process of naming  an “audit committee financial expert” as defined in Regulation S-K and is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act.

AUDIT COMMITTEE

We have not yet appointed an audit committee.  At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.  We, however, recognize the importance of good corporate governance and intend to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, in the near future.

COMPENSATION COMMITTEE

We do not presently have a Compensation Committee. Our board of directors presently acts as the Compensation Committee.

EXECUTIVE COMPENSATION
The following is a summary of the compensation paid by BTRN to its Chief Executive Officer for the two years ended December 31, 2008 and 2007 respectively. BTRN has no other executive officers that received compensation in excess of $100,000 for any of these two years.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (Automobile Expense)
Michael Metter (CEO & President)	2008	239,938.52	-0-	-0-	-0-	-0-	-0-	16,800
Michael Metter (CEO & President)	2007	244,138.54	65,768	-0-	-0-	-0-	-0-	16,800
Jeff Weber (Executive Vice President)	2008	134,800.12	32,163	35,000 shares	-0-	-0-	-0-	9,964.56
Jeff Weber (Executive Vice President)	2007	134,415.50	38,467.03	30,000 shares	-0-	-0-	-0-	9,450.76

Employment Agreements with Executive Officers

The Company has an Employment Agreement with Michael Metter dated as of June 2005 (the “Metter Agreement”) whereby Mr. Metter will serve as President and Chief Executive Officer until January 31, 2008.  In consideration for his services, Mr. Metter will receive cash compensation pursuant to the terms of the Metter Agreement as well as health insurance, expense reimbursement, an automobile allowance and a cash bonus, if certain milestones are met, as set forth in the Metter Agreement.  In December 2007, the contract with Mr. Metter was verbally renewed for two years.

The Company has an Employment Agreement with Jeffrey Weber, dated as of May 16, 2005 (the “Weber Agreement”) whereby Mr. Weber will serve as Executive Vice President of the Company.    In consideration for his services, Mr. Weber will receive cash compensation, pursuant to the terms of the Weber Agreement as well as health insurance, expense reimbursement and an automobile as well as a cash bonus, if certain milestones in the Weber Agreement are met.  The Weber Agreement is renewable yearly and expires on January 31, 2008.  The Weber Agreement was verbally renewed for two years as of December 2007.

The Company has an Employment Agreement with James Servino, dated as of November 15, 2006 (the “Servino Agreement”) whereby Mr. Servino will serve as Vice President of the Radio Division of the Company for a period of twelve months.  The Servino Agreement is renewable for additional twelve month periods until it terminates on November 15, 2009.  In consideration for his services, Mr. Servino will receive cash compensation, pursuant to the terms of the Servino Agreement as well as health insurance, expense reimbursement and an automobile as well as a cash bonus, if certain milestones in the Servino Agreement are met.

Director Compensation

Directors are elected by the vote of a majority in interest of the holders of voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Directors receive 50,000 shares of the Company’s Common Stock in consideration for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

In 2008, the Company conducted a private placement whereby it sold 2,000,000 shares of its Common Stock at $0.20 per share.  Michael Metter, the President and CEO of the Company, purchased 500,000 shares; Len Moscati, a beneficial holder of more than 5% of the outstanding common stock purchased 250,000 shares; Michael Pisani, a director of the Company, purchased 500,000 shares and Frank Lazauskas, a director of the Company, purchased 250,000 shares.

LEGAL PROCEEDINGS

Except as described below, we are not currently a party to, nor is any of our property currently the subject of, any pending legal proceeding.  None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

1.
We are aware of a lawsuit commenced by James A Thompson (“Thompson”) against Greenwich Broadcasting Corporation (“Greenwich”) in Connecticut Superior Court.  On July 2, 2005, Thompson and Greenwich entered into a written five year employment agreement.  On October 31, 2005, Greenwich terminated Thompson’s employment.  Thompson asserted a breach of contract cause of action claiming damages in the amount equal to the balance of his stipulated salary for the term of his employment under the agreement.  A trial date has not yet been set.

On November 15, 2005, Thompson brought a complaint against Greenwich to the Connecticut Commission on Human Rights and Opportunities, the Southwest Regional Office, alleging that his employment was terminated as a result of discrimination on the basis of his age.  The matter is still under investigation by the Commission.  Greenwich has refused a proposed settlement by Thompson of $67,000.

In October 2008, BTRN and Greenwich entered into a General Release and Confidentiality Agreement with Thompson.

2.
In 2007, BC Media Funding Company II (“BC”), a lender of the Company, declared the Company in default of certain financial covenants in the transaction documents.  In December 2007, BC and the Company entered into a three month forbearance arrangement whereby the Company paid additional monies and admitted to defaults, in exchange for BC’s agreement to forbear from collection activities.  The forbearance expired in March 2008.  BC made a demand on Frank Lazauskas, Michael Metter, Leonard Moscati and B. Michael Pisani, each of whom personally guaranteed the loan (collectively, the “Guarantors”) and on June 9, 2008 commenced an action against the Guarantors in New York Supreme Court by filing a motion for summary judgment in lieu of complaint.  The Guarantors had the action removed to U.S. District Court and filed opposition papers, alleging that they were fraudulently induced to enter into the guaranties and disputing the existence of the event of default.  On October 31, 2008, a judgment was entered in favor of BC and the Guarantors filed a timely appeal.

ADMININSTRATIVE

An application for the renewal of license (File No. BR-20051201CIS) for Station WGCH, located at 71 Lewis Street, Greenwich, Connecticut 06830, is pending at the FCC.  Informal objections have been filed against the application, alleging that the FCC should examine whether WGCH provided adequate storm coverage for two snowstorms in early 2006, and whether WGCH abused its discretion with respect to the reassignment of an employee to a new air shift. The Company is opposing these objections in its “Opposition to Informal Objections” filed on September 29, 2006.  On February 7, 2008, the application for renewal was granted and the objections denied.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 Market Information

The Company's Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its stock since its inception and through the date of this filing.

Securities authorized for issuance under equity compensation plans

As of the date of this Current Report, we do not have any securities authorized for issuance under any equity compensation plans and we do not have any equity compensation plans.

Dividends

There are no present material restrictions that limit our ability to pay dividends on common stock or that are likely to do so in the future. We have not paid any dividends with respect to our common stock, and do not intend to pay dividends in the foreseeable future.

Penny Stock Regulations

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 75,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Prior to the Merger, there were 2,500,000 shares of Common Stock issued and outstanding. In connection with the Merger, the Company issued 72,311,304 shares of Common Stock in exchange for the issued and outstanding shares of common stock of BTRN.  There are currently 74,811,304 shares of Common Stock issued and outstanding.

Holders of the Company’s Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights.

Common Stock

The shares of our common stock presently outstanding, and any shares of our common stock issued upon exercise of stock options and/or warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event the Company liquidates, dissolves or winds-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, par value $0.0001.

Options

As of February 4, 2009, the Company had not issued any options.

Warrants

As of February 4, 2009, the Company had not issued any warrants.

Convertible Securities

As of February 4, 2009, the Company had not issued any convertible securities.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash	$-	$52,726
Accounts receivable, net	357,099	388,826
Short-term investment	42,000	-
Prepaid expenses	44,209	34,193
TOTAL CURRENT ASSETS	443,308	475,745

Property and equipment, net	2,613,513	3,027,600
Note receivable, net	250,000	250,000
Goodwill	2,325,577	2,325,577
Intangible assets, net	640,699	760,445
Deferred income taxes	-	-
Other assets	102,266	39,241
TOTAL ASSETS	$6,375,363	$6,878,608

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Bank overdraft	$29,309	$-
Accounts payable	266,288	229,652
Other current liabilities	129,926	250,204
Deferred revenue	240,538	268,970
Short-term debt and current maturities of long-term debt	833,689	685,152
TOTAL CURRENT LIABILITIES	1,449,750	1,433,978

Deposits	63,600	53,300
Long-term debt, less current maturities	4,961,208	4,851,719

TOTAL LIABILITIES	6,524,558	6,338,997

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT

Preferred stock, $.001 par value, 5,000,000 shares authorized;
zero issued and outstanding	-	-
Common stock, $.001 par value, 70,000,000 shares authorized;
65,752,575 and 64,419,242 issued and outstanding at
September 30, 2008 and December 31, 2007, respectively	65,753	64,419
Additional paid-in capital	7,221,172	6,717,250
Accumulated deficit	(7,436,120)	(6,242,058)
TOTAL STOCKHOLDERS' DEFICIT	(149,195)	539,611
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$6,375,363	$6,878,608

The accompanying notes are an integral part of these condensed consolidated financial statements.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

	Three Months		Nine Months
	2008	2007	2008	2007

REVENUE	$785,181	$976,430	$2,613,897	$2,878,204

OPERATING EXPENSES:
General and administrative	1,093,264	1,226,532	3,307,714	3,794,344
Depreciation and amortization	177,943	152,511	533,831	458,700
Total operating expenses	1,271,206	1,379,043	3,841,545	4,253,044

OPERATING LOSS	(486,025)	(402,613)	(1,227,648)	(1,374,840)

OTHER (INCOME) AND EXPENSES:
Interest income	-	(5,973)	(1,486)	(6,164)
Loss on disposal of fixed assets	-	-	-	18,442
Rental income	(2,700)	(900)	(8,100)	(900)
Trade income	(63,024)	59,124	(181,460)	(177,317)
Trade expense	54,024	46,339	157,460	136,152
Total other (income) expense	(11,700)	98,590	(33,586)	(29,787)

NET LOSS	$(474,324)	$(501,203)	$(1,194,062)	$(1,345,053)

Weighted average number of shares outstanding	65,752,575	53,504,242	65,605,909	53,504,242

Basic and diluted net loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.03)

The accompanying notes are an integral part of these condensed consolidated financial statements.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(1,194,062)	$(597,593)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Deferred interest	183,644	112,596
Depreciation	414,089	39,915
Amortization of loans fees	119,745	-
Provision for doubfult accounts	(27,616)	-
Loss on disposal of property and equipment	-	-
Changes in assets and liabilities:
Accounts receivables	59,343	(38,685)
Prepaid expenses	(10,016)	(13,009)
Other assets	(24,000)	(12,785)
Accounts payable	34,859	55,675
Other current liabilities	(136,122)	(118,488)
Other intercompany	(316)	(1,838)
Deferred revenue	(28,433)	-
Deposits (liabilities)	10,300
Deposits (assets)	9,168	(3,060)
Net cash used in operating activities	(589,417)	(577,272)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(79,591)
Construction in progress	-	15,425
Purchase of intangible asset	-	(184,183)
Proceeds form release of escrow from LMA	-	338,000
Acquisition of subsidiary	(42,000)	(8,694)
Net cash provided by (used in) investing activities	(42,000)	80,957

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of bank loan	(184,926)	(74,000)
Proceeds from notes payable others	186,307	60,000
Loan acquisition costs	(5,000)	-
Proceeds from officer loans	73,000	(142,000)
Common stock cost issuance	(20,000)	-
Proceeds from issuance of common stock	500,000	647,000
Net cash provided by financing activities	549,381	491,000

(DECREASE) INCREASE IN CASH	(82,036)	(5,315)
CASH, BEGINNING OF YEAR	52,727	100,580
CASH, END OF YEAR	$(29,309)	$95,265

SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid	$-	$-
Income taxes paid	$-	$-

NON CASH FINANCING AND INVESTING :
Equipment acquired by issuing note payable	$-	$-
Intangible acquired by issuing note payable	$-	$-
Goodwill acquired by issuing note payable	$-	$-
Prior note payable refinanced	$-	$-
New note payable	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED SEPTEMBER 30, 2008

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements include the accounts of BusinessTalkradio.net, Inc. (“BTR” or the “Company”) incorporated in Pennsylvania in 1999, reincorporated in Delaware as BusinessTalkradio.com, Inc. and then merged with BusinessTalkradio.net, Inc. in April 2003 and its subsidiaries, The Greenwich Broadcasting Corporation and BTR Greenwich, Inc (“GBC”), The Lifestyle Talk Radio Network, Inc. (“Lifestyle”), BTR West, Inc. and BTR West II, Inc. (“West”), BTR Communications Boston, Inc. and BTR Communications Boston II, Inc. (“Boston”) and WLFP, Inc. and WLFP East, Inc. (“WLFP”) are primarily engaged in radio programming in Connecticut, New York, Nevada, Massachusetts and Pennsylvania.

The accompanying interim unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008.

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern.  The Company has incurred losses from operations of $1,194,062 and $6,242,058 for the nine months ended September 30, 2008 and the year ended December 31, 2007, respectively.  Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain members.

These factors raise substantial doubt about the ability of the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.  In this regard, management is planning to raise any necessary additional funds through loans and additional members’ equity contributions. There is no assurance that the Company will be successful in raising additional capital.

NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies are as follows:

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED SEPTEMBER 30, 2008

NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassification

Certain prior period amounts have been reclassified to conform to the September 30, 2008 presentations.

Revenue Recognition

The Company recognizes revenues in accordance with the guidance in the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104. Revenue is recognized when persuasive evidence of an arrangement exists, when the selling price is fixed or determinable, when delivery of services occurs and when collection is probable.

Radio broadcasting revenue is generally billed monthly and is recognized as airtime advertisements or programs are broadcast and when collection is reasonably assured.  Revenue for broadcasting advertising is recognized ratably over the term of the contract. Advertising revenue is reported net of agency commissions. Agency commissions are calculated based on a stated percentage applied to gross billing revenue for the Company’s broadcasting.  Payments received in advance of being earned are recorded as deferred income.

Barter transactions represent the exchange of airtime or display space for merchandise or services. These transactions are generally recorded at the fair market value of the airtime or display space or the fair value of the merchandise or services received. Revenue is recognized on barter and trade transactions when the advertisements are broadcasted or displayed. Expenses are recorded ratably over a period that estimates when the goods or service received is utilized or the event occurs. Barter and trade revenues from continuing operations for the quarter ended September 31, 2008, were approximately $182,228. Barter and trade expenses from continuing operations for the quarter ended September 31, 2008, were approximately $158,228.  If commercials are broadcast before the goods or services are received then a trade sales receivable is recorded. If goods or services are received before the broadcast of commercials then a trade sales payable is recorded.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  Cash and cash equivalents are defined to include cash on hand and cash in the bank.

Accounts Receivable

Accounts receivable consists primarily of uncollected amounts due from advertisers for the sales of advertising airtime.  The amounts are net of advertising agency commissions and an allowance for doubtful accounts.  Advertisers are generally invoiced monthly after the commercials are broadcast.

All customers are subject to credit review, which determine future credit policies.  In the ordinary course of business the Company provides credit to customers under standard terms without collateral.  A receivable is considered past due if payments have not been received within the agreed upon invoice terms.  The Company’s policy is to generally not charge interest on trade receivable after invoice becomes past due.  Uncollectible accounts are written off based upon management’s periodic analysis of past due accounts based on contract terms.

Company utilizes the allowance method of accounting for doubtful accounts. This provision for estimated losses on accounts receivable is based on prior bad debt experience and a review of existing customer receivables.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED SEPTEMBER 30, 2008

NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as they are incurred. At September 30, 2008 advertising expenditures were $20,994.

Income Taxes

The Company provides for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No. 109 using an asset and liability based approach. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes.

SFAS No. 109 requires the Company to recognize income tax benefits for loss carry forwards that have not previously been recorded. The tax benefits recognized must be reduced by a valuation allowance if it is more likely than not that loss carry forwards will expire before the Company is able to realize their benefit, or that future deductibility is uncertain. For financial statement purposes, the deferred tax asset for loss carry forwards has been fully offset by a valuation allowance since it is uncertain whether any future benefit will be realized.

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized thereon.  Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.  The range of estimated useful lives to be used to calculate depreciation for principal items of property and equipment are as follow:

Asset Category	Depreciation/ Amortization Period
Office equipment	5 Years
Office furniture and fixture	7 Years
Leasehold improvement	10 Years

Intangible Assets

The Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142), effective July 1, 2002. Goodwill represents the excess of cost over fair value of net assets acquired through the purchase of the subsidiaries’ stock.  Intangibles assets includes, Federal Communications Commission “FCC” broadcast licenses and loan fees.  The Company conducts an annual analysis using the direct valuation technique to determine the fair value of the FCC broadcast licenses. The loan fees are amortized on a straight-line basis over the three year life of the loan.  The Company assess the recoverability of the unamortized balance of their intangible assets when indicator of impairment are presented based on expected future profitability and undiscounted expected cash flows and their contribution to our overall operation.  Should the review indicate the carrying value in not fully recoverable, the excess of the carrying value over the fair value of the intangible assets would be recognized as an impairment loss.  No impairment was recorded for the quarter ended September 30, 2008.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED SEPTEMBER 30, 2008

NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144), such as property and equipment and purchased intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Intangible assets are tested for impairment annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  There were no events or changes in circumstances that necessitated a review of impairment of long lived assets as of September 30, 2008.

The Company performs its annual impairment test for its FCC licenses and permits using a direct valuation technique as prescribed by the Emerging Issues Task Force (“EITF”) Topic D-108, Use of the Residual Method to Value Acquired Assets Other Than Goodwill (“D-108”). Certain assumptions are used under the Company’s direct valuation technique, including market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up cost and losses incurred during the build-up period, the risk adjusted discount rate and terminal values. The Company utilizes a third party valuation firm, to assist the Company in the development of these assumptions and the Company’s determination of the fair value of its FCC licenses and permits. As of September 30, 2008 there was no impairment charges recorded for these licenses.

Loan Fees

The costs related to the issuance of debt are capitalized and accounted for as interest expense using the effective interest method over the life of the related debt.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

The carrying amounts of the Company’s financial instruments, including cash, accounts payable and accrued liabilities, income tax payable and related party payable approximate fair value due to their most maturities.

Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities

In June 2008, the FASB issued FSP Emerging Issues Task Force (“EITF”) Issue No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” The FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The FSP affects entities that accrue dividends on share-based payment awards during the awards’ service period when the dividends do not need to be returned if the employees forfeit the award. This FSP is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of FSP EITF 03-6-1 on its consolidated financial position and results of operations.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED SEPTEMBER 30, 2008

NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an entity's Own Stock

In June 2008, the FASB ratified EITF Issue No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock" (EITF 07-5).  EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions.  It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation.  EITF 07-5 is effective for fiscal years beginning after December 15, 2008.  The Company is currently assessing the impact of EITF 07-5 on its consolidated financial position and results of operations.

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) Opinion No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion.  The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer's nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized.  The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations.  The FSP requires retrospective application to the terms of instruments as they existed for all periods presented.  The FSP is effective for fiscal years beginning after December 15, 2008 and early adoption is not permitted.  The Company is currently evaluating the potential impact of FSP APB 14-1 upon its consolidated financial statements.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (FAS No.162).  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles".  The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Determination of the Useful Life of Intangible Assets

In April 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position on Financial Accounting Standard (“FSP FAS”) No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The Company is currently evaluating the potential impact of FSP FAS No. 142-3 on its consolidated financial statements.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED SEPTEMBER 30, 2008

NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133”, (SFAS 161). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS No. 161 on January 1, 2009. The Company has no derivative or hedging instruments at this time and does not anticipate that its adoption of SFAS 161 will have an impact on its consolidated financial statements.

Delay in Effective Date

In February 2008, the FASB issued FSP FAS No. 157-2, “Effective Date of FASB Statement No. 157”. This FSP delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of adoption is not expected to be material to the Company’s consolidated financial condition or results of operations.

Business Combinations

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations” (SFAS 141(R)).  This Statement replaces the original SFAS No. 141.  This Statement retains the fundamental requirements in SFAS No. 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of SFAS No. 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS No. 141(R) establishes principles and requirements for how the acquirer:

a.	Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.
b.	Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.
c.	Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS No. 141(R) will have on its consolidated results of operations and financial condition.

Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (SFAS No. 160).  This Statement amends the original Accounting Review Board (ARB) No. 51 “Consolidated Financial Statements” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date.  The Company is unable at this time to determine the effect that its adoption of SFAS No. 160 will have on its consolidated results of operations and financial condition.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED SEPTEMBER 30, 2008

NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115” (SFAS No. 159), which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that the election of this fair-value option will have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and has been adopted by the Company in the first quarter of fiscal year 2008. The Company is unable at this time to determine the effect that its adoption of SFAS No. 157 will have on its consolidated results of operations and financial condition.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" (SFAS No. 154), which replaces Accounting Principles Board (APB) Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS No. 154 in the first quarter of fiscal year 2007 and it did not have a material impact on its consolidated results of operations and financial condition.

NOTE 4 – SUBSEQUENT EVENTS

In February 2008, the Company increased its authorized common stock from 70,000,000 to 75,000.000.

In February 2008, the Company issued 3,362,063 shares of its common stock at $.054 per share as repayment for a note payable of $180,000.

BUSINESS TALKRADIO.NET, INC.
AND SUBIDIARIES

AUDITED CONSOLIDATED
FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

INDEX

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Business Talkradio.net, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Business Talkradio.net, Inc. and Subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of operations, statement of stockholders’ equity and cash flows for the years then ended December 31, 2007 and 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Business Talkradio.net, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the results of their operations and cash flows for the periods then ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

These consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has operating and liquidity concerns, has incurred an accumulated deficit of $6,242,058 as of the period ended December 31, 2007.  These factors raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.  In this regard, management is proposing to raise any necessary additional funds through loans and additional sales of its common stock.  There are no assurances that the Company will be successful in raising additional capital.

/s/ Jewett, Schwartz, Wolfe & Associates
Hollywood, Florida
July 25, 2008

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS
Cash	$52,726	$202,182
Accounts receivable, net	388,826	522,164
Prepaid expenses	34,193	3,542
TOTAL CURRENT ASSETS	475,745	727,888

Property and equipment, net	3,027,600	3,500,137
Note receivable, net	250,000	250,000
Goodwill	2,325,577	2,133,000
Intangible assets, net	760,445	920,106
Other assets	39,241	336,145
TOTAL ASSETS	$6,878,608	$7,867,276

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$229,652	$176,256
Other current liabilities	250,204	462,190
Deferred revenue	268,970	108,583
Short-term debt and current maturities of long-term debt	685,152	344,000
TOTAL CURRENT LIABILITIES	1,433,978	1,091,029

Deposits	53,300	56,960
Long-term debt, less current maturities	4,851,719	5,156,000

TOTAL LIABILITIES	6,338,997	6,303,989

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $.001 par value, 5,000,000 shares authorized;
zero issued and outstanding	-	-
Common stock, $.001 par value, 70,000,000 shares authorized;
64,419,242 and 57,242,242 issued and outstanding at
December 31, 2007 and 2006, respectively	64,419	57,242
Additional paid-in capital	6,717,250	5,454,427
Accumulated deficit	(6,242,058)	(3,948,382)
TOTAL STOCKHOLDERS' EQUITY	539,611	1,563,287
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,878,608	$7,867,276

The accompanying notes are an integral part of these consolidated financial statements.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

REVENUE	$4,234,815	$3,778,491

OPERATING EXPENSES:
General and administrative	4,686,345	4,712,801
Depreciation and amortization	684,740	224,323
Loss on disposal of property and equipment	125,033	-
Total operating expenses	5,496,118	4,937,124

OPERATING LOSS	(1,261,303)	(1,158,633)

OTHER (INCOME) AND EXPENSES:
Interest income	(6,481)	(11,459)
Interest expense	836,509	101,078
Rental income	(3,600)	-
Trade income	(240,178)	(186,977)
Trade expense	236,220	147,275
Discontinued local marketing agreement	209,903	-
Total other expense	1,032,373	49,917

NET LOSS	$(2,293,676)	$(1,208,550)

Weighted average number of shares outstanding	60,830,742	53,504,242

Basic and diluted net loss per share	$(0.04)	$(0.02)

The accompanying notes are an integral part of these consolidated financial statements.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

					Total
	Common Stock		Additional	Accumulated	Shareholders'
	Shares	Amount	Paid-in capital	Deficit	Equity

December 31, 2005	49,766,242	$49,766	$3,293,816	$(2,739,832)	$603,750

Issuance of common stock	7,476,000	7,476	2,160,611	-	2,168,087

Net loss	-	-	-	(1,208,550)	(1,208,550)

December 31, 2006	57,242,242	$57,242	$5,454,427	$(3,948,382)	$1,563,287

Issuance of common stock	7,177,000	7,177	1,272,823	-	1,280,000

Issuance of common stock cost	-	-	(10,000)	-	(10,000)

Net loss	-	-	-	(2,293,676)	(2,293,676)

December 31, 2007	64,419,242	$64,419	$6,717,250	$(6,242,058)	$539,611

The accompanying notes are an integral part of these consolidated financial statements.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(2,293,676)	$(1,208,550)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Deferred interest	107,564	-
Depreciation	525,079	198,445
Amortization of loans fees	159,661	25,878
Provision for doubtful accounts	16,901	16,624
Loss on disposal of property and equipment	125,033	-
Changes in assets and liabilities:
Accounts receivables	116,437	(129,246)
Prepaid expenses	(30,651)	(3,542)
Other assets	329,327	(318,140)
Accounts payable	53,396	118,049
Other current liabilities	(211,986)	230,386
Deferred revenue	160,387	108,583
Deposits	(3,660)	9,800
Net cash used in operating activities	(946,188)	(951,713)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(570,653)	(340,243)
Construction in progress	393,078	(377,469)
Purchase of intangible asset	-	(120,800)
Acquisition of subsidiary	(225,000)	-
Net cash used in investing activities	(402,575)	(838,512)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loan	100,000	54,988
Repayment of bank loan	(272,693)	-
Proceeds from notes payable others	60,000	-
Proceeds from officer loans	42,000	-
Common stock cost issuance	(10,000)	-
Proceeds from issuance of common stock	1,280,000	1,868,087
Net cash provided by financing activities	1,199,307	1,923,075

(DECREASE) INCREASE IN CASH	(149,456)	132,850
CASH, BEGINNING OF YEAR	202,182	69,332
CASH, END OF YEAR	$52,726	$202,182

SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid	$728,945	$101,078
Income taxes paid	$-	$-

NON CASH FINANCING AND INVESTING :
Equipment acquired by issuing note payable	$-	$(2,700,000)
Intangible acquired by issuing note payable	$-	$(812,012)
Goodwill acquired by issuing note payable	$-	$(1,433,000)
Prior note payable refinanced	$-	$(500,000)
New note payable	$-	$5,500,000

The accompanying notes are an integral part of these consolidated financial statements.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION:

Basis of Presentation and Organization

The accompanying consolidated financial statements include the accounts of BusinessTalkradio.net, Inc. (“BTR” or the “Company”) incorporated in Pennsylvania in 1999, reincorporated in Delaware as BusinessTalkradio.com, Inc. and then merged with BusinessTalkradio.net, Inc. in April 2003 and its subsidiaries, The Greenwich Broadcasting Corporation and BTR Greenwich, Inc (“GBC”), The Lifestyle Talk Radio Network, Inc. (“Lifestyle”), BTR West, Inc. and BTR West II, Inc. (“West”), BTR Communications Boston, Inc. and BTR Communications Boston II, Inc. (“Boston”) and WLFP, Inc. and WLFP East, Inc. (“WLFP”) are primarily engaged in radio programming in Connecticut, New York, Nevada, Massachusetts and Pennsylvania.

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern.  The Company has year end losses from operations for 2007 and 2006.  As of the year ended December 31, 2007 the Company recorded an accumulated deficit of $6,242,058.  Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.  In this regard, management is planning to raise any necessary additional funds through loans and additional members’ equity contributions. There is no assurance that the Company will be successful in raising additional capital.

NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies are as follows:

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

Reclassification

Certain prior period amounts have been reclassified to conform to the December 31, 2007 presentations.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company recognizes revenues in accordance with the guidance in the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104. Revenue is recognized when persuasive evidence of an arrangement exists, when the selling price is fixed or determinable, when delivery of services occurs and when collection is probable.

Radio broadcasting revenue is generally billed monthly and is recognized as airtime advertisements or programs are broadcast and when collection is reasonably assured.  Revenue for broadcasting advertising is recognized ratably over the term of the contract. Advertising revenue is reported net of agency commissions. Agency commissions are calculated based on a stated percentage applied to gross billing revenue for the Company’s broadcasting.  Payments received in advance of being earned are recorded as deferred income.

Barter transactions represent the exchange of airtime or display space for merchandise or services. These transactions are generally recorded at the fair market value of the airtime or display space or the fair value of the merchandise or services received. Revenue is recognized on barter and trade transactions when the advertisements are broadcasted or displayed. Expenses are recorded ratably over a period that estimates when the goods or service received is utilized or the event occurs. Barter and trade revenues from continuing operations for the years ended December 31, 2007 and 2006, were approximately $240,178 and $186,977, respectively. Barter and trade expenses from continuing operations for the years ended December 31, 2007 and 2006, were approximately $236,220 and $154,093, respectively.  If commercials are broadcast before the goods or services are received then a trade sales receivable is recorded. If goods or services are received before the broadcast of commercials then a trade sales payable is recorded.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  At December 31, 2007, and 2006 the Company cash and cash equivalent were $52,726 and $202,182, respectively.  Cash and cash equivalents are defined to include cash on hand and cash in the bank.

Accounts Receivable

Accounts receivable consists primarily of uncollected amounts due from advertisers for the sales of advertising airtime.  The amounts are net of advertising agency commissions and an allowance for doubtful accounts.  Advertisers are generally invoiced monthly after the commercials are broadcast.

All customers are subject to credit review, which determine future credit policies.  In the ordinary course of business the Company provides credit to customers under standard terms without collateral.  A receivable is considered past due if payments have not been received within the agreed upon invoice terms.  The Company’s policy is to generally not charge interest on trade receivable after invoice becomes past due.  Uncollectible accounts are written off based upon management’s periodic analysis of past due accounts based on contract terms.

Company utilizes the allowance method of accounting for doubtful accounts. This provision for estimated losses on accounts receivable is based on prior bad debt experience and a review of existing customer receivables.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as they are incurred. At December 31, 2007 and 2006, advertising expenditures were $6,832 and $40,054, respectively.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company provides for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No. 109 using an asset and liability based approach. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes.

SFAS No. 109 requires the Company to recognize income tax benefits for loss carry forwards that have not previously been recorded. The tax benefits recognized must be reduced by a valuation allowance if it is more likely than not that loss carry forwards will expire before the Company is able to realize their benefit, or that future deductibility is uncertain. For financial statement purposes, the deferred tax asset for loss carry forwards has been fully offset by a valuation allowance since it is uncertain whether any future benefit will be realized.

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized thereon.  Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.  The range of estimated useful lives to be used to calculate depreciation for principal items of property and equipment are as follows:

Asset Category	Depreciation/ Amortization Period
Office equipment	5 Years
Office furniture and fixture	7 Years
Leasehold improvement	10 Years

Intangible Assets

The Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142), effective July 1, 2002. Goodwill represents the excess of cost over fair value of net assets acquired through the purchase of the subsidiaries’ stock.  Intangible assets include, Federal Communications Commission “FCC” broadcast licenses and loan fees.  The Company conducts an annual analysis using the direct valuation technique to determine the fair value of the FCC broadcast licenses. The loan fees are amortized on a straight-line basis over the three year life of the loan.  The Company assess the recoverability of the unamortized balance of their intangible assets when indicator of impairment are presented based on expected future profitability and undiscounted expected cash flows and their contribution to our overall operation.  Should the review indicate the carrying value in not fully recoverable, the excess of the carrying value over the fair value of the intangible assets would be recognized as an impairment loss.  No impairment was recorded for the years ended December 31, 2007 and 2006, respectively.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144), such as property and equipment and purchased intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Intangible assets are tested for impairment annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  There were no events or changes in circumstances that necessitated a review of impairment of long lived assets as of December 31, 2007 and 2006, respectively.

The Company performs its annual impairment test for its FCC licenses and permits using a direct valuation technique as prescribed by the Emerging Issues Task Force (“EITF”) Topic D-108, Use of the Residual Method to Value Acquired Assets Other Than Goodwill (“D-108”). Certain assumptions are used under the Company’s direct valuation technique, including market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up cost and losses incurred during the build-up period, the risk adjusted discount rate and terminal values. The Company utilizes a third party valuation firm, to assist the Company in the development of these assumptions and the Company’s determination of the fair value of its FCC licenses and permits. As of December 31, 2007 and 2006 there were no impairment charges recorded for these licenses.

Loan Fees

The costs related to the issuance of debt are capitalized as intangible assets and amortized for as interest expense using the effective interest method over the life of the related debt.

Local Marketing Agreement (LMA) Fees

LMA fees consist of amounts paid by the Company to the owner of WLIE-AM and WBZB-AM under a LMA which permitted the Company to program and market WLIE-AM and WBZB prior to completion of the acquisition. The Company sometimes enters into such agreements in connection with acquisitions or dispositions of radio stations pending regulatory approval to transfer the FCC licenses. However, as the holder of the FCC license, the owner retains control and responsibility for operating the station, including responsibility for all programming broadcast on the radio station. The Company includes revenues earned and expenses incurred, including the associated LMA fee, in its results of operations during the term of the LMA, which generally expires upon completion of the acquisition or disposition.  As of December 31, 2007 and 2006, the Company recognized losses of $209,903 and $0, respectively, related to the incompletion of the transaction.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

The carrying amounts of the Company’s financial instruments, including cash, accounts payable and accrued liabilities, income tax payable and related party payable approximate fair value due to their most maturities.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities

In June 2008, the FASB issued FSP Emerging Issues Task Force (“EITF”) Issue No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” The FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The FSP affects entities that accrue dividends on share-based payment awards during the awards’ service period when the dividends do not need to be returned if the employees forfeit the award. This FSP is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of FSP EITF 03-6-1 on its consolidated financial position and results of operations.

Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an entity's Own Stock

In June 2008, the FASB ratified EITF Issue No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock" (EITF 07-5).  EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions.  It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation.  EITF 07-5 is effective for fiscal years beginning after December 15, 2008.  The Company is currently assessing the impact of EITF 07-5 on its consolidated financial position and results of operations.

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) Opinion No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion.  The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer's nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized.  The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations.  The FSP requires retrospective application to the terms of instruments as they existed for all periods presented.  The FSP is effective for us as of January 1, 2009 and early adoption is not permitted.  The Company is currently evaluating the potential impact of FSP APB 14-1 upon its consolidated financial statements.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (FAS No.162).  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles".  The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements - continued

Determination of the Useful Life of Intangible Assets

In April 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position on Financial Accounting Standard (“FSP FAS”) No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The Company is currently evaluating the potential impact of FSP FAS No. 142-3 on its consolidated financial statements.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133”, (SFAS 161). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS No. 161 on January 1, 2009. The Company is currently evaluating the potential impact of SFAS No. 161 on the Company’s consolidated financial statements.

Delay in Effective Date

In February 2008, the FASB issued FSP FAS No. 157-2, “Effective Date of FASB Statement No. 157”. This FSP delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

Business Combinations

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations” (SFAS 141(R)).  This Statement replaces the original SFAS No. 141.  This Statement retains the fundamental requirements in SFAS No. 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of SFAS No. 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS No. 141(R) establishes principles and requirements for how the acquirer:

a.	Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.
b.	Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.
c.	Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS No. 141(R) will have on its consolidated results of operations and financial condition.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements - continued

Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (SFAS No. 160).  This Statement amends the original Accounting Review Board (ARB) No. 51 “Consolidated Financial Statements” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date.  The Company is unable at this time to determine the effect that its adoption of SFAS No. 160 will have on its consolidated results of operations and financial condition.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115” (SFAS No. 159), which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that the election, of this fair-value option will have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2008. The Company is unable at this time to determine the effect that its adoption of SFAS No. 157 will have on its consolidated results of operations and financial condition.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" (SFAS No. 154), which replaces Accounting Principles Board (APB) Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS No. 154 in the first quarter of fiscal year 2007 and does not expect it to have a material impact on its consolidated results of operations and financial condition.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 4 – ACCOUNTS RECEIVABLE

The Company’s accounts receivable, net at December 31, 2007 and 2006 consisted of the following:

	December 31,
	2007	2006

Accounts receivable	$441,427	$557,864
Less: allowance for doubtful accounts	(52,601)	(35,700)
Accounts receivable - net	$388,826	$522,164

The Company estimates uncollectible accounts receivable and provides an allowance for such estimates.

NOTE 5 - PROPERTY AND EQUIPMENT

The Company has fixed assets as of December 31, 2007 and 2006 as follows:

	December 31,
	2007	2006

Equipment	$3,970,079	$3,876,680
Furniture and fixture	36,598	87,060
Leasehold improvements	60,217	15,869
	4,066,894	3,979,609
Less accumulated depreciation	(1,039,294)	(872,550)
Total property and equipment, net	$3,027,600	$3,107,059
Construction in progress	-	393,078
Total	$3,027,600	$3,500,137

Depreciation expense was $525,079 and $198,445 for the year ended December 31, 2007 and 2006 respectively.

NOTE 6 – NOTE RECEIVABLE - STOCKHOLDER

The Company has a note receivable from FJL Enterprises, Inc., a stockholder of the Company, with a balance of $250,000 at December 31, 2007 and 2006, respectively.  Interest at a monthly rate of 1% accrues from April 2006 but will be waived if the principal amount is paid in full on or before April 2011.  This note matures on or before the launch date of the Company’s initial public offering of BusinessTalkRadio.net, Inc.’s common stock but no later than April 2011.  This note is secured by the stockholder’s 2,000,000 shares in the Company’s common stock.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 7 – GOODWILL

As of December 31, 2007 and 2006, goodwill consisted of the following:

	December 31,
	2007	2006

The Greenwich Broadcasting Corporation	$574,000	$574,000
BTR West II, Inc.	861,000	861,000
BTR Communications Boston II, Inc.	698,000	698,000
WLFP, Inc.	192,577	-
Total	$2,325,577	$2,133,000

NOTE 8 – INTANGIBLE ASSETS

The Company has intangible assets as of December 31, 2007 and 2006 as follows:

	December 31,
	2007	2006

FCC licenses	$467,000	$467,000
Loan fees, net of accumulated amortization of $185,539 and $25,878 in 2007 and 2006, respectively	293,445	453,106
Intangible - net	$760,445	$920,106

Amortization expense was $159,661 and $25,878 for the years ended December 31, 2007 and 2006, respectively.

NOTE 9 - RESTRICTED AND ESCROWED DEPOSITS

As of December 31, 2007 and 2006, the Company had restricted and escrowed deposits of $0 and $300,500 respectively, related to deposits required to the acquisition of two radio stations KNUU-AM and WBET - AM.  These deposits were recorded as other assets in 2006.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 10 – NOTES PAYABLE AND DEBT

Long-term debt consists of the following at December 31, 2007 and 2006:

Note Description	Origination Date	Maturity Date	Interest Rate	2007	2006
Unsecured loan payable to Capital One in principal amount of $100,000. Interest accrues at a rate of PRIME plus 5.25% per annum and is to be paid monthly. Principal and interest monthly payments of $1,846. As of December 31, 2007 principal and interest paid was $3,693.	2007	2014	13%	$96,307	$-
Unsecured promissory note payable to Lanktree Consulting Corp. Interest accrues at a rate of 1% per annum plus an additional 1% interest monthly payable in stock at the rate of $0.30.  Monthly interest payment of $600 on the 30th day of each month. All principal and interest accruing under this note is due January 30, 2008.  If the Company fails to pay principal or interest on the date on which it falls due, will pay the Lender a late charge fee of 5% on the payment each month until the entire payment and all late charges are paid in full. This payment may be paid in stock at $0.30 share or in cash at the discretion of the Company. As of December 31, 2007 the Company was in compliance with all the terms of this note.
	2007	2008	12%	60,000	-

Note payable to bank bearing interest at The Wall Street Journal’s Prime Rate (no less than 7%) plus 5.1%.  The Company also pays a loan servicing fee of $2,300 per month.  The note matures November 2009.  This note is personally guaranteed by four of the stockholders of the Company.  In exchange for individually guaranteeing the note, the four stockholders each received option to purchase 500,000 shares of the Company’s stock at $0.30 per share.  This note is secured by the personal property of the Company and its subsidiaries including Account Receivable, Broadcasting licenses, Property and equipment, as well as shares of stock and equity interests.
	2006	2009	13%	5,231,000	5,500,000
Officer loans – related party	2006	open	none	42,000	-
Total loans and notes payable				5,429,307	5,500,000
Less: current portion				685,152	344,000
Plus: Deferred interest				107,564	-
Long-term portion				$4,851,719	$5,156,000

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 10 – NOTES PAYABLE AND DEBT (Continued)

Aggregate maturities or payments required on principal under obligations to the bank for each of the succeeding years are as follows:

2008	$486,000
2009	4,745,000
Total long-term debt	$5,231,000

NOTE 11 - INCOME TAXES

The provision (benefit) for income taxes from continued operations for the years ended December 31, 2007 and 2006 consist of the following:

	December 31,
	2007	2006
Current:
Federal	$-	$-
State	-	-
	-	-
Deferred:
Federal	$(596,000)	$(292,400)
State	(204,000)	(107,600)
	(800,000)	(400,000)
Provision from the operating loss carry forward	800,000	400,000
(Benefit) provision for income taxes, net	$-	$-

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 11 - INCOME TAXES - (Continued)

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

	December 31,
	2007	2006

Statutory federal income tax rate	26.0%	24.2%
State income taxes and other	8.9%	8.9%
Combined statutory income tax rate	34.9%	33.1%
Valuation allowances	(34.9%)	(33.1%)

Effective tax rate	-	-

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

	December 31,
	2007	2006

Net operating loss carry forward	$2,100,000	$1,300,000
Valuation allowance	(2,100,000)	(1,300,000)

Deferred income tax asset	$-	$-

The Company has a net operating loss carry forward of approximately $6,200,000 available to offset future taxable income through 2027.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 12 - ACQUISITON OF SUBSIDIARIES

Radio station acquisitions are accounted for by the purchase method for financial statement purposes, and accordingly, the purchase price is allocated to the assets acquired based on their estimated fair market values at the date of the acquisition. Operations of acquired radio stations are included in the results of the Company from the acquisition date of each radio station.

2007 Acquisition

WURP-AM Radio Station

On August 29, 2007, the Company acquired the assets of WURP-AM in Braddock, Pennsylvania from Urban Radio of Pennsylvania, LLC., for $225,000. This acquisition was funded with cash on hand. The Company purchased WURP-AM to establish a market presence in the in Braddock area, Pennsylvania. The operations of WURP-AM have been included in the Company’s results of operation since its acquisition date.

The purchase price allocation is summarized as follows:

Property and equipment	$32,443
Goodwill	192,557
Payments for acquisition of radio station	$225,000

WLFP East, Inc. was formed to hold the station’s license, and WLFP, Inc. was formed as the owner of the assets of WLFP.

2006 Acquisitions

KNUU-AM Radio Station

On August 29, 2006, the Company acquired the assets of KNUU-AM in Las Vegas, Nevada from Nevada Media Group., for $3.9 million. This acquisition was financed with $5.5 million of borrowings under its credit facility. No exchange of cash resulted from this transaction. The Company purchased KNUU-AM to establish a market presence in Las Vegas, Nevada. Goodwill resulting from this acquisition was primarily related to the radio station’s ratings in its target demographic and growth opportunities in the Nevada radio market as well as the radio station’s established operations and experienced workforce. The operations of KNUU-AM have been included in the Company’s results of operation since its acquisition date.

The purchase price allocation is summarized as follows:

Property and equipment	$2,850,000
FCC broadcasting license	189,000
Goodwill	861,000
Payments for acquisition of radio station	$3,900,000

BTR West, Inc. was formed to hold the station’s license, and BTR West II, Inc. was formed as the owner of the assets of KNUU.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 12 - ACQUISITON OF SUBSIDIARIES (Continued)

2006 Acquisitions (Continued)

WBET-AM Radio Station

On November 13, 2006, the Company acquired the assets of WBET-AM in Brockton, Massachusetts from KJI Broadcasting, Inc. for $1.0 million. This acquisition was financed with $5.5 million of borrowings under its credit facility. No exchange of cash resulted from this transaction. The Company purchased WBET-AM to establish a presence in the market area of Boston, Massachusetts. Goodwill resulting from this acquisition was primarily related to the radio station’s ratings in its target demographic and growth opportunities in the Boston radio market as well as the radio station’s established operations and experienced workforce. The operations of WBET-AM have been included in the Company’s results of operation since its acquisition date.

The purchase price allocation is summarized as follows:

Property and equipment	$150,000
FCC broadcasting license	152,000
Goodwill	698,000
Payments for acquisition of radio station	$1,000,000

BTR Communications Boston, Inc. was formed to hold the station’s license, and BTR Communications Boston II, Inc. was formed as the owner of the assets of WBET.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

The Company leases its facilities under various operating leases, with various expiration dates through 2016.  The leases called for monthly rental payments ranging from $1,390 to $4,958 in 2007, with escalation clauses in future years.

Operating lease obligations for each of the succeeding years are as follows:

2008	$177,336
2009	160,470
2010	126,186
2011	131,186
Thereafter	604,601
Total operating lease payments	$1,199,779

Rent expense for these operating leases was $174,836 and $119,919 for the years ended December 31, 2007 and 2006, respectively.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 13 - COMMITMENTS AND CONTINGENCIES (continued)

Satellite Service Agreement

The Company has a satellite services agreement which expires April 2009.  The agreement calls for monthly payments of $7,874 in 2007, with an annual escalation clause of 4%.

Operating lease obligations for each of the succeeding years are as follows:

2008	$97,008
Thereafter	32,756
Total operating lease payments	$129,764

Satellite services expense was $93,276 and $89,688 for the years ended December 31, 2007 and 2006, respectively.

Time brokerage agreement

The Company had a time brokerage agreement, which enabled it to broadcast programming on the WBZB-FM (formerly WBON-FM) radio station is Westhampton, New York.  The Company was required to pay a monthly licensing fee of $15,000.  The agreement was from January 2007 and ended in August 2007 without purchase of the ratio station or its sister radio station WLIR-FM.

Licensing fees for the year ended December 31, 2007 were $117,000.

Radio Tower Agreements

The Company has lease agreements for radio towers, with expiration dates through August 2017.  The leases call for monthly rental payments ranging from $8,000 in 2007, with an annual escalation clause of 5% for one of the leases.

Operating lease obligations for each of the succeeding years are as follows:

2008	$105,768
2009	63,768
2010	51,768
2011	45,768
Thereafter	123,352
Total operating lease payments	$390,424

Rent expense for these radio tower leases was $93,768 and $46,000 for the years ended December 31, 2007 and 2006, respectively.

Barker Capital, LLC

The Company’s senior lender, Barker Capital, LLC, has threatened to bring a suit against the Company, alleging a financial covenant default under the lending facility.  The Company has not been delinquent in its payments due under the lending facility and has continued to make such payments as they have become due.  The Company denies the existences of any default and plans to vigorously defend itself should the Lender bring any action against it.  The Lender has brought suit seeking enforcement against the guarantors under the lending facility.  The guarantors are vigorously opposing the Lender’s claims.

BUSINESS TALKRADIO.NET, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 13 - COMMITMENTS AND CONTINGENCIES (continued)

Litigation

At December 31, 2007 the Company is a party to certain legal proceedings and claims arising out of the conduct of its business.  While the ultimate results of these proceedings against the Company cannot be predicted with certainty, management believes the resolution of these matters will not materially affect the accompanying consolidated financial statements.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

The Company’s Amended and Restated Certificate of Incorporation provides that the Company shall indemnify each of the Company's directors and officers in each and every situation where, under Section 145 of the General Company Law of Delaware, as amended from time to time ("Section 145"), the Company is permitted or empowered to make such indemnification. The Company may, in the sole discretion of the Board of Directors of the Company, indemnify any other person who may be indemnified pursuant to Section 145 to the extent that the Board of Directors deems advisable, as permitted by Section 145.  No director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Company Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) reports, statements and other information as required under the Securities Exchange Act of 1934. These reports, statements and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room at 1-800-SEC-0330.

            The SEC maintains a web site (http//:www.sec.gov) that contains the registration statements, reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02. Unregistered Sales of Registered Securities

 Please refer to Item 1.01 – “Entry into a Material Definitive Agreement.”

On February 4, 2009, we entered into the Merger Agreement, as described in Item 1.01, “Entry into a Material Definitive Agreement” and Item 3.02, “Unregistered Sales of Equity Securities”.

We are under no obligation to register the shares issued in this transaction.  The securities issued in this transaction were issued in connection with a private placement exempt from the registration pursuant to Section 4(2) of the Securities Act based upon our compliance with Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the foregoing, we relied upon the exemption from securities registration afforded by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act, and transfers of such shares were restricted by Map VI Acquisition, Inc. in accordance with the requirements of the Securities Act. All of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

Following the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired. In accordance with Item 9.01(a),BTRN’s audited financial statements for the fiscal years ended December 31, 2007 and December 31, 2006, and (ii) BTRN’s unaudited financial statements for the nine-month interim periods ended September 30, 2008 and 2007 are filed in this Current Report on Form 8-K beginning on page 32.

(b) Pro forma financial information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.1

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Articles of Incorporation (Incorporated by reference to the Company’s Form 10SB as filed with the Securities and Exchange Commission on March 26, 2007)
3.2	Bylaws (Incorporated by reference to the Company’s Form 10SB as filed with the Securities and Exchange Commission on March 26, 2007)
10.1	Agreement and Plan of Merger *
10.2	Assignment and Assumption of Lease by and between Nevada Media Group, Inc. and BTR West, II, dated as of November 13, 2006 *
10.3	Rental Agreement between K-News Broadcasting, Inc. and Nevada Media Group, Inc. dated July 15, 2000 *
10.4	Sales Representation Agreement with United Stations Radio Networks, Inc. dated August 1, 2008 *
10.5	Lease Agreement by and between Osrock Partnership and BusinessTalkRadio.Net, Inc. dated September 1, 2006 *
10.6	Lease Agreement by and between C&F Partnership and Urban Radio of Pennsylvania, LLC, dated August 25, 2005 *
10.7	Lease agreement between Harrison Management Company and Greenwich Broadcasting Corporation, dated June 27, 2006 *
10.8	Lease Agreement by and between Enterprise Publishing Company and KJI Broadcasting, LLC, dated June 4, 1998 *
10.9	Satellite Service Agreement between BusinessTalkRadio.Net and ABC Radio Networks, Inc. dated May 3, 2007, with Amendment. *
10.10	Letter Agreement between United States Radio Networks, Inc. and BusinessTalkRadio,Net, Inc. dated May 30, 2008 *
10.11	Agreement between BusinessTalkRadio.Net, Inc. and Stock Talk Radio LLC dated December 14, 2005 *
10.12	Agreement between Lifestyle Talk Radio Network, Inc. and Frankie Boyer, Inc. dated July 1, 2005 *
10.13	Agreement between Lifestyle Talk Radio Network, Inc. and The Michael Dresser Show, dated December 4, 2007 *
10.14	Agreement between Lifestyle Talk Radio Network, Inc. and Overboard Entertainment, Inc. dated November 20, 2006 *
10.15	Agreement between BusinessTalkRadio,Net, Inc. and Home Improvement Broadcasting Network, dated November 17, 2005 *
10.16	Agreement between BusinessTalkRadio.Net, Inc. and MoneyDots, Inc. dated March 28, 2007 *
10.17	Radio Syndication License Agreement between Ray Lucia and BusinessTalkRadio, dated October 6, 2000 *
10.18	Agreement between BusinessTalkRadio.Net, Inc. and Interstellar Transmissions, Inc. dated June 14, 2006 *
10.19	Agreement between BusinessTalkRadio.Net and Abrams Hospitality Marketing dated February 15, 2006 *
10.20	Agreement between BusinessTalkRadio.Net, Inc. and The Money Channel, dated June 30, 2005 *
10.21	Agreement between BusinessTalkRadio.Net, Inc. and Tribe Media Group, dated September 20, 2006 *
10.22	Agreement between Car Clinic Productions, Inc. and Business Talk Radio Network, dated April 20, 2007 *
10.23	Agreement between BusinessTalkRadio.Net, Inc. and ReissourceLLC, dated July 23, 2007 *
10.24	Agreement between BusinessTalkRadio.Net, Inc. and Two C., Inc., dated July 9, 2007 *
10.25	Agreement between BusinessTalkRadio.Net, Inc. and American Money Management, LLC dated August 1, 2006 *
10.26	Agreement between BusinessTalkRadio.Net, Inc. and Taylor Associates, Inc. dated January 22, 2008 *
10.27	Agreement between BusinessTalkRadio.Net, Inc. and Investor’s Edge, dated October 15, 2007 *
10.28	Agreement between BusinessTalkRadio.Net, Inc. and Meet The Planet, dated February 5, 2008 *
10.29	Agreement between Lifestyle TalkRadio Network, Inc. and Advice for Living, Inc. dated February 25, 2008 *
10.30	Agreement between BusinessTalkRadio.Net, Inc. and Juli Doty.com, dated June 1, 2008 *
10.31	Employment Agreement between BusinessTalkRadio.Net, Inc. and Michael Metter, dated as of June 2005. *
10.32	Employment Agreement between BusinessTalkRadio.Net, Inc. and Jeffrey Weber, dated as of May 16, 2005 *

10.33	Employment Agreement between BusinessTalkRadio.Net, Inc. and James Servino, dated as of November 15, 2006 *
10.34	Agreement between BusinessTalkRadio.Net, Inc. and Red Chip Companies, Inc. dated October 1, 2008 *
10.35	Agreement between BusinessTalkRadio.Net, Inc. and Excelsior Wealth Group, LLC dated October 9, 2008 *
10.36	Agreement between BusinessTalkRadio.Net, Inc. and Blackhawk Fund dated February 4, 2008 *
10.37	Agreement between BusinessTalkRadio.Net, Inc. and Pierre Wolfe, dated March 3, 2008 *
10.38	Agreement between BusinessTalkRadio.Net, Inc. and Overboard Entertainment, Inc. dated January 6, 2009 *
99.1	Pro forma financial information.

*Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2009

MAP VI ACQUISITION, INC.

/s/ Michael Metter
Michael Metter
Chief Executive Officer